EXECUTION COPY

                                                                    EXHIBIT 10.1
================================================================================




                                 $225,000,000

                               CREDIT AGREEMENT

                                     among

                          CITY TRUCK HOLDINGS, INC.,

                            HDA PARTS SYSTEM, INC.,
                                 as Borrower,

                              The Several Lenders
                       from Time to Time Parties Hereto,

                          FIRST UNION NATIONAL BANK,
                            as Documentation Agent,

                          CREDIT SUISSE FIRST BOSTON,
                             as Syndication Agent,

                                      and

                           THE CHASE MANHATTAN BANK,
                            as Administrative Agent


                        Dated as of September 30, 1999



================================================================================


                            CHASE SECURITIES, INC.,
                       as Lead Arranger and Book Manager

                               TABLE OF CONTENTS
                               -----------------

                                                                             Page
                                                                             ----
SECTION 1.  DEFINITIONS......................................................   1
     1.1  Defined Terms......................................................   1
     1.2  Other Definitional Provisions......................................  19

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS..................................  19
     2.1  Term Loan Commitments..............................................  19
     2.2  Procedure for Term Loan Borrowing..................................  19
     2.3  Repayment of Term Loans............................................  20
     2.4  Revolving Commitments..............................................  20
     2.5  Procedure for Revolving Loan Borrowing.............................  20
     2.6  Commitment Fees, etc...............................................  21
     2.7  Termination or Reduction of Revolving Commitments..................  21
     2.8  Optional Prepayments...............................................  21
     2.9  Mandatory Prepayments and Commitment Reductions....................  22
     2.10  Conversion and Continuation Options...............................  22
     2.11  Limitations on Eurodollar Tranches................................  23
     2.12  Interest Rates and Payment Dates..................................  23
     2.13  Computation of Interest and Fees..................................  23
     2.14  Inability to Determine Interest Rate..............................  24
     2.15  Pro Rata Treatment and Payments...................................  24
     2.16  Requirements of Law...............................................  25
     2.17  Taxes.............................................................  26
     2.18  Indemnity.........................................................  28
     2.19  Change of Lending Office..........................................  28
     2.20  Replacement of Lenders............................................  28
     2.21  Increase in Revolving Commitments or Term Loans...................  29

SECTION 3.  LETTERS OF CREDIT................................................  29
    3.1  L/C Commitment......................................................  29
    3.2  Procedure for Issuance of Letter of Credit..........................  30
    3.3  Fees and Other Charges..............................................  30
    3.4  L/C Participations..................................................  30
    3.5  Reimbursement Obligation of the Borrower............................  31
    3.6  Obligations Absolute................................................  31
    3.7  Letter of Credit Payments...........................................  32
    3.8  Applications........................................................  32

SECTION 4.  REPRESENTATIONS AND WARRANTIES...................................  32
    4.1  Financial Condition.................................................  32
    4.2  No Change...........................................................  33
    4.3  Corporate Existence; Compliance with Law............................  33
    4.4  Corporate Power; Authorization; Enforceable Obligations.............  33
    4.5  No Legal Bar........................................................  33
    4.6  Litigation..........................................................  34
    4.7  No Default..........................................................  34
    4.8  Ownership of Property; Liens........................................  34
    4.9  Intellectual Property...............................................  34

                                                                             PAGE
                                                                             ----
     4.10  Taxes.............................................................  34
     4.11  Federal Regulations...............................................  34
     4.12  Labor Matters.....................................................  34
     4.13  ERISA.............................................................  35
     4.14  Investment Company Act; Other Regulations.........................  35
     4.15  Subsidiaries......................................................  35
     4.16  Use of Proceeds...................................................  35
     4.17  Environmental Matters.............................................  36
     4.18  Accuracy of Information, etc......................................  36
     4.19  Security Documents................................................  37
     4.20  Solvency..........................................................  37
     4.21  Year 2000 Matters.................................................  37
     4.22  Senior Indebtedness...............................................  38
     4.23  Regulation H......................................................  38
     4.24  Certain Documents.................................................  38

SECTION 5.  CONDITIONS PRECEDENT.............................................  38
     5.1  Conditions to Initial Extension of Credit..........................  38
     5.2  Conditions to Each Extension of Credit.............................  41

SECTION 6.  AFFIRMATIVE COVENANTS............................................  41
     6.1  Financial Statements...............................................  41
     6.2  Certificates; Other Information....................................  42
     6.3  Payment of Obligations.............................................  43
     6.5  Maintenance of Property; Insurance.................................  43
     6.6  Inspection of Property; Books and Records; Discussions.............  43
     6.7  Notices............................................................  44
     6.8  Environmental Laws.................................................  44
     6.9  Interest Rate Protection...........................................  45
     6.10  Additional Collateral, etc........................................  45

     6.11 Landlord Waivers...................................................  46
     6.12 Mortgages..........................................................  46

SECTION 7.  NEGATIVE COVENANTS...............................................  47
     7.1  Financial Condition Covenants......................................  47
     7.2  Indebtedness.......................................................  49
     7.3  Liens..............................................................  50
     7.4  Fundamental Changes................................................  51
     7.5  Disposition of Property............................................  51
     7.6  Restricted Payments................................................  52
     7.7  Capital Expenditures...............................................  52
     7.8  Investments........................................................  52
     7.9  Transactions with Affiliates.......................................  53
     7.10  Sales and Leasebacks..............................................  54
     7.11  Changes in Fiscal Periods.........................................  54
     7.12  Negative Pledge Clauses...........................................  54
     7.13  Clauses Restricting Subsidiary Distributions......................  54
     7.14  Lines of Business.................................................  54
     7.15  Amendments to Acquisition Documents...............................  54
     7.16  Optional Payments and Modifications of Certain Debt Instruments...  55

                                                                             Page
                                                                             ----
SECTION 8.  EVENTS OF DEFAULT................................................  55

SECTION 9.  THE ADMINISTRATIVE AGENT.........................................  58
     9.1  Appointment........................................................  58
     9.2  Delegation of Duties...............................................  58
     9.3  Exculpatory Provisions.............................................  58
     9.4  Reliance by Administrative Agent...................................  58
     9.5  Notice of Default..................................................  59
     9.6  Non-Reliance on the Administrative Agent and Other Lenders.........  59
     9.7  Indemnification....................................................  59
     9.8  Administrative Agent in Its Individual Capacity....................  60
     9.9  Successor Administrative Agent.....................................  60

SECTION 10.  MISCELLANEOUS...................................................  60
     10.1  Amendments and Waivers............................................  60
     10.2  Notices...........................................................  61
     10.3  No Waiver; Cumulative Remedies....................................  62
     10.4  Survival of Representations and Warranties........................  62
     10.5  Payment of Expenses and Taxes.....................................  63
     10.6  Successors and Assigns; Participations and Assignments............  63
     10.7  Adjustments; Set-off..............................................  66
     10.8  Counterparts......................................................  66
     10.9  Severability......................................................  66
     10.10  Integration......................................................  66
     10.11  GOVERNING LAW....................................................  67
     10.12  Submission To Jurisdiction; Waivers..............................  67
     10.13  Acknowledgements.................................................  67
     10.14  Releases of Guarantees and Liens.................................  67
     10.15  Confidentiality..................................................  68
     10.16  WAIVERS OF JURY TRIAL............................................  68

ANNEX:

A           Pricing Grid
B           Sources and Uses


SCHEDULES:

1.1A        Commitments
1.1B        Mortgaged Property
4.4         Consents, Authorizations, Filings and Notices
4.15        Subsidiaries
4.17        Environmental Matters
4.19(a)     UCC Filing Jurisdictions
4.19(b)     Mortgage Filing Jurisdictions
7.2(f)      Existing Indebtedness
7.3(f)      Existing Liens


EXHIBITS:

A           Form of Guarantee and Collateral Agreement
B           Form of Compliance Certificate
C           Form of Closing Certificate
D           Form of Assignment and Acceptance
E-1         Form of Legal Opinion of Jones, Day, Reavis & Pogue
E-2         Form of Legal Opinion of Bradley Arant Rose & White LLP
F           Form of Exemption Certificate
G-1         Form of Term Note
G-2         Form of Revolving Note
H           Form of New Lender Supplement

          CREDIT AGREEMENT, dated as of September 30, 1999, among CITY TRUCK HOLDINGS, INC., a Delaware corporation ("Holdings"), HDA PARTS SYSTEM, INC., an
                                         --------
Alabama corporation (the "Borrower"), the several banks and other financial
                          --------
institutions or entities from time to time parties to this Agreement (the

"Lenders"), FIRST UNION NATIONAL BANK, as documentation agent (in such capacity,
--------
the "Documentation Agent"), CREDIT SUISSE FIRST BOSTON, as syndication agent (in
     -------------------
such capacity, the "Syndication Agent"), CHASE SECURITIES INC., as Advisor, Lead
                    -----------------
Arranger and Book Manager (in such capacity, the "Arranger") and THE CHASE
                                                  --------
MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative
                                                                --------------
Agent").
-----

          The parties hereto hereby agree as follows:


                            SECTION 1.  DEFINITIONS

          1.1  Defined Terms.  As used in this Agreement, the terms listed in
               -------------
this Section 1.1 shall have the respective meanings set forth in this Section
1.1.

          "ABR":  for any day, a rate per annum (rounded upwards, if necessary,
           ---
to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 2 of 1%. For purposes hereof:
"Prime Rate" shall mean the rate of interest per annum publicly announced from
 ----------
time to time by the Reference Lender as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Reference Lender in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the
                                   ------------
product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; and "Three-Month Secondary
                                                         ---------------------
CD Rate" shall mean, for any day, the secondary market rate for three-month
-------
certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Reference Lender from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

          "ABR Loans":  Loans the rate of interest applicable to which is based
           ---------
upon the ABR.

          "Acquisition":  as defined in Section 5.1(b)(ii).
           -----------

          "Acquisition Agreement":  Agreement and Plan of Merger, dated as of
           ---------------------
September 3, 1999, by and among QDSP, Holdings and Fleetpride Acquisition Corporation.

          "Acquisition Documentation":  collectively, the Acquisition Agreement
           -------------------------
and all schedules, exhibits and annexes thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith, in each case as amended, supplemented or otherwise modified from time to time in accordance with Section 7.15.

          "Acquisition Ratio":  as at any date in a fiscal quarter, the ratio
           -----------------
set forth below opposite such fiscal quarter:

          Fiscal Quarter                Acquisition Ratio
          --------------                -----------------
          December 31, 1999             3.25 : 1.00
          March 31, 2000                3.00 : 1.00
          June 30, 2000                 3.00 : 1.00
          September 30, 2000            2.75 : 1.00
          December 31, 2000             2.75 : 1.00
          March 31, 2001                2.50 : 1.00
          June 30, 2001                 2.50 : 1.00
          September 30, 2001            2.50 : 1.00
          December 31, 2001             2:50 : 1.00
          March 31, 2002                2:25 : 1.00
          June 30, 2002                 2:25 : 1.00
          September 30, 2002            2.00 : 1.00
          December 31, 2002             2.00 : 1.00
          March 31, 2003                1.75 : 1.00
          June 30, 2003                 1.75 : 1.00
          September 30, 2003            1.50 : 1.00
          December 31, 2003             1.50 : 1.00
          March 31, 2004                1.25 : 1.00
          June 30, 2004                 1.25 : 1.00
          September 30, 2004            1.25 : 1.00.

          "Additional Extensions of Credit": as defined in Section 10.1.
           -------------------------------

          "Adjustment Date":  as defined in the Pricing Grid.
           ---------------

          "Administrative Agent":  The Chase Manhattan Bank, together with its
           --------------------
affiliates, as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

          "Affiliate":  as to any Person, any other Person that, directly or
           ---------
indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Aggregate Exposure":  with respect to any Lender at any time, an
           ------------------
amount equal to (a) until the Closing Date, the aggregate amount of such Lender's Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender's Term Loans and (ii) the amount of such Lender's Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

          "Aggregate Exposure Percentage":  with respect to any Lender at any
           -----------------------------
time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

          "Agreement":  this Credit Agreement, as amended, supplemented or
           ---------
otherwise modified from time to time.

          "Applicable Margin":  for each Type of Loan, the rate per annum is set
           -----------------
forth in respect thereof on the Pricing Grid corresponding to the then applicable leverage ratio.

          "Application":  an application, in such form as the Issuing Lender may
           -----------
specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

          "Approved Fund":  with respect to any Lender that is a fund that
           -------------
invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "Arranger":  Chase Securities, together with its affiliates, as the
           --------
sole and exclusive advisor, lead arranger and book manger for the Facilities.

          "Asset Sale":  any Disposition of property or series of related
           ----------
Dispositions of property (excluding any such Disposition permitted by clause
(a), (b), (c), (d) or (e) of Section 7.5) that yields gross proceeds to Holdings, the Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $500,000.

          "Assignee":  as defined in Section 10.6(c).
           --------

          "Assignment and Acceptance":  an Assignment and Acceptance,
           -------------------------
substantially in the form of Exhibit D.

          "Assignor":  as defined in Section 10.6(c).
           --------

          "Aurora Capital Group":  (i) Aurora Equity Partners II L.P. and Aurora
           --------------------
Overseas Equity Partners II, L.P. (the "Limited Partnerships"), (ii) Aurora Capital Partners II L.P. and Aurora Overseas Capital Partners II, L.P. (the "General Partners"), (iii) Aurora Advisors II LLC (the "Ultimate General
-----------------                                       ----------------
Partner"), (iv) any limited partners of the Limited Partnerships, provided that
-------
a Limited Partnership, a General Partner or the Ultimate General Partner holds a proxy entitled to vote shares owned by such limited partners for election of directors of the Borrower and (v) employees of Aurora Management Partners LLC.

          "Available Revolving Commitment":  as to any Revolving Lender at any
           ------------------------------
time, an amount equal to the excess, if any, of (a) such Lender's Revolving Commitment then in effect over (b) such Lender's Revolving Extensions of Credit
                          ----
then outstanding.

          "Benefitted Lender":  as defined in Section 10.7(a).
           -----------------

          "Board":  the Board of Governors of the Federal Reserve System of the
           -----
United States (or any successor).

          "Borrower":  as defined in the preamble hereto.
           --------

          "Borrowing Date":  any Business Day specified by the Borrower as a
           --------------
date on which the Borrower requests the relevant Lenders to make Loans hereunder.

          "Brentwood Associates":  (i) Brentwood Associates Buyout Fund II,
           --------------------
L.P., (ii) BABF City Corp. and (iii) employees of Brentwood Associates Buyout Fund II, L.P. and BABF City Corp.

          "Business":  as defined in Section 4.17(b).
           --------

          "Business Day":  a day other than a Saturday, Sunday or other day on
           ------------
which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection
       --------
with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank Eurodollar market.

          "Capital Expenditures":  for any period, with respect to any Person,
           --------------------
the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries but excluding (i) expenditures constituting the purchase price for Permitted Acquisitions and (ii) amounts constituting Net Cash Proceeds of asset sales and property and casualty insurance policies which are reinvested in the business of the Borrower in accordance with Section 2.9 by the Borrower and its Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment reflected in the consolidated balance sheet of the Borrower and its Subsidiaries.

          "Capital Lease Obligations":  as to any Person, the obligations of
           -------------------------
such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

          "Capital Stock":  any and all shares, interests, participations or
           -------------
other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

          "Cash Equivalents":  (a) marketable direct obligations issued by, or
           ----------------
unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Ratings Services ("S&P") or P-1 by Moody's
                                                     ---
Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a
                          -------
nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

          "C/D Assessment Rate":  for any day as applied to any ABR Loan, the
           -------------------
annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a
 ----
comparable successor assessment risk classification) within the meaning of 12 C.F.R. (S) 327.4 (or any successor provision) to the FDIC (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States.

          "C/D Reserve Percentage":  for any day as applied to any ABR Loan,
           ----------------------
that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board as in effect from time to time) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

          "Chase":  The Chase Manhattan Bank.
           -----

          "Closing Date":  the date on which the conditions precedent set forth
           ------------
in Section 5.1 shall have been satisfied, which date is September 30, 1999.

          "Code":  the Internal Revenue Code of 1986, as amended from time to
           ----
time.

          "Collateral":  all property of the Loan Parties, now owned or
           ----------
hereafter acquired, upon which a Lien is purported to be created by any Security Document.

          "Commitment":  as to any Lender, the sum of the Term Loan Commitment
           ----------
and the Revolving Commitment of such Lender.

          "Commitment Fee Rate":  for each Type of Loan, the rate per annum is
           -------------------
set forth in respect thereof on the Pricing Grid corresponding to the then applicable leverage ratio.

          "Commonly Controlled Entity":  an entity, whether or not incorporated,
           --------------------------
that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

          "Compliance Certificate":  a certificate duly executed by a
           ----------------------
Responsible Officer substantially in the form of Exhibit B.

          "Confidential Information Memorandum":  the Confidential Information
           -----------------------------------
Memorandum dated August 1999 and furnished to the Lenders.

          "Consolidated Current Accounts":  at any date, the sum of net accounts
           -----------------------------
receivable and net inventory, after allowances and reserves accrued by the Borrower and its consolidated Subsidiaries, reflected in the most recent financial statements delivered pursuant to Section 6.1 minus, (a) the amount of
                                                       -----
trade credit secured by Liens permitted under Section 7.3(g)(i), which amount may be reduced from time to time in accordance with the terms of such Section and (b) the amount of inventory on consignment.

          "Consolidated Current Assets":  at any date, all amounts (other than
           ---------------------------
cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

          "Consolidated Current Liabilities":  at any date, all amounts that
           --------------------------------
would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of the Borrower and its Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Loans to the extent otherwise included therein.

          "Consolidated EBITDA":  for any period, Consolidated Net Income for
           -------------------
such period plus, without duplication and to the extent reflected as a charge in
            ----
the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any expenses or losses that are extraordinary, unusual or non-recurring (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business), and (f) any other non-cash charges, and minus, to the
                                                             -----
extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other non-cash income, all as determined on a consolidated basis; provided
                                                                      --------
that, for the purposes of determining the ratios described in Section 7.1 for the fiscal quarters of the Borrower ending December 31, 1999, March 31, 2000 and September 30, 2000, Consolidated EBITDA for each of the three fiscal quarters occurring immediately prior to the Closing Date shall be deemed to equal $13,529,000 for the quarter ended March 31, 1999, $13,331,000 for the quarter ended June 30, 1999 and $14,162,000 for the quarter ended September 30, 1999. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a "Reference Period") pursuant to any
                                      ----------------
determination of the Consolidated Leverage Ratio, (i) if at any time during such Reference Period the Borrower or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period the Borrower or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect to (A) such Acquisition as if such Material Acquisition
--- -----
occurred on the first day of such Reference Period and (B) any operating expense reductions and other cost savings to be implemented in connection with such Acquisition, determined on the basis of a four-quarter period in accordance with the provisions of Regulation S-X of the Securities Act of 1933, as amended. As used in this definition, "Material Acquisition" means any acquisition of
                          --------------------
property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit, division or product line of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by the Borrower and its Subsidiaries in excess of $500,000; and "Material Disposition" means any
                                                 --------------------
Disposition of property or series of related Dispositions of property that yields gross proceeds to the Borrower or any of its Subsidiaries in excess of $500,000.

          "Consolidated Interest Coverage Ratio":  for any period, the ratio of
           ------------------------------------
(a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

          "Consolidated Interest Expense":  for any period, total cash interest
           -----------------------------
expense (including that attributable to Capital Lease Obligations) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), minus the aggregate
                                                       -----
amount of interest income of the Borrower and its Subsidiaries during such period paid in cash; provided, that for the purposes of determining the ratio
                     --------
described in Section 7.1 for the fiscal quarters of the Borrower ending December 31, 1999, March 31, 2000 and June 30, 2000, total cash interest expense for each of the three fiscal quarters occurring immediately prior to the Closing Date shall be deemed to equal $4,558,000 for the quarter ended March 31, 1999, $4,503,000 for the quarter ended June 30, 1999 and $4,889,000 for the quarter ended September 30, 1999.

          "Consolidated Leverage Ratio":  as at the last day of any period, the
           ---------------------------
ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period.

          "Consolidated Net Income":  for any period, the consolidated net
           -----------------------
income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be
                                            --------
excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries (except as expressly provided in the definition of Consolidated EBITDA), (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

          "Consolidated Net Worth":  at any date, all amounts that would, in
           ----------------------
conformity with GAAP, be included on a consolidated balance sheet of the Borrower and its Subsidiaries under stockholders' equity at such date.

          "Consolidated Senior Debt":  all Consolidated Total Debt other than
           ------------------------
the Senior Subordinated Notes.

          "Consolidated Senior Leverage Ratio":  as of the last day of any
           ----------------------------------
period of four consecutive fiscal quarters, the ratio of (a) Consolidated Senior Debt on such day to (b) Consolidated EBITDA for such period.

          "Consolidated Total Debt":  at any date, the aggregate principal
           -----------------------
amount of all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Working Capital":  at any date, the excess of
           ----------------------------
Consolidated Current Assets on such date over Consolidated Current Liabilities
                                         ----
on such date.

          "Contractual Obligation":  as to any Person, any provision of any
           ----------------------
security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Control Investment Affiliate":  as to any Person, any other Person
           ----------------------------
that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

          "Default":  any of the events specified in Section 8, whether or not
           -------
any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "Disposition":  with respect to any property, any sale, lease, sale
           -----------
and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.
           -------       -----------

          "Documentation Agent":  as defined in the preamble hereto.
           -------------------

          "Dollars" and "$":  dollars in lawful currency of the United States.
           -------       -

          "Domestic Subsidiary":  any Subsidiary of the Borrower organized under
           -------------------
the laws of any jurisdiction within the United States.

          "ECF Percentage":  75%; provided that with respect to each fiscal year
           --------------         --------
of the Borrower beginning on or after January 1, 2000, the ECF Percentage shall be reduced to 50% if the Consolidated Leverage Ratio as of the last day of such fiscal year is not greater than 4.50 to 1.0.

          "Environmental Laws":  any and all foreign, Federal, state, local or
           ------------------
municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

          "Equity Investment":  the investment by the Sponsors of cash common
           -----------------
equity in Holdings as set forth in Section 5.1(b)(iii).

          "ERISA":  the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time.

          "Eurocurrency Reserve Requirements":  for any day as applied to a
           ---------------------------------
Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

          "Eurodollar Base Rate":  with respect to each day during each Interest
           --------------------
Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Dow Jones Markets screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Dow Jones Markets screen (or otherwise on such screen), the "Eurodollar Base Rate" shall be determined by reference to
                   --------------------
such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

          "Eurodollar Loans":  Loans the rate of interest applicable to which is
           ----------------
based upon the Eurodollar Rate.

          "Eurodollar Rate":  with respect to each day during each Interest
           ---------------
Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                             Eurodollar Base Rate
                    --------------------------------------
                   1.00 - Eurocurrency Reserve Requirements

          "Eurodollar Tranche":  the collective reference to Eurodollar Loans
           ------------------
under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

          "Event of Default":  any of the events specified in Section 8,
           ----------------
provided that any requirement for the giving of notice, the lapse of time, or
--------
both, has been satisfied.

          "Excess Cash Flow":  for any fiscal year of the Borrower, the excess,
           ----------------
if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) an amount equal to the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such fiscal year, and (iv) an amount equal to the aggregate net non-cash loss on the Disposition of property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income over (b) the
                                                                   ----
sum, without duplication, of (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures, (iii) the aggregate amount of all prepayments of Revolving Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Commitments and all optional prepayments of the Term Loans during such fiscal year, (iv) the aggregate amount of all regularly scheduled or mandatory principal payments of Funded Debt (including the Term Loans) of the Borrower and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) increases in Consolidated Working Capital for such fiscal year, (vi) an amount equal to the aggregate net gain on the Disposition of property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income and to the extent constituting an Asset Sale for the purposes of Section 2.9 and (vii) the amount paid in cash during such period as set forth in Section 7.6(ii).

          "Excess Cash Flow Application Date":  as defined in Section 2.9(c).
           ---------------------------------

          "Excluded Foreign Subsidiary":  any Foreign Subsidiary in respect of
           ---------------------------
which either (a) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower.

          "Facility":  each of the Term Facility and the Revolving Facility.
           --------

          "Federal Funds Effective Rate":  for any day, the weighted average of
           ----------------------------
the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Reference Lender from three federal funds brokers of recognized standing selected by it.

          "Foreign Subsidiary":  any Subsidiary of the Borrower that is not a
           ------------------
Domestic Subsidiary.

          "Funded Debt":  as to any Person, all Indebtedness of such Person that
           -----------
matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

          "Funding Office":  the office of the Administrative Agent specified in
           --------------
Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

          "GAAP":  generally accepted accounting principles in the United States
           ----
as in effect from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered pursuant to Section 4.1(b). In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

          "Governmental Authority":  any nation or government, any state or
           ----------------------
other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

          "Guarantee and Collateral Agreement":  the Guarantee and Collateral
           ----------------------------------
Agreement to be executed and delivered by Holdings, the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

          "Guarantee Obligation":  as to any Person (the "guaranteeing person"),
           --------------------                           -------------------
any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations")
                                                           -------------------
of any other third Person (the "primary obligor") in any
                                ---------------
manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term
                                            --------  -------
Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

          "Guarantors":  the collective reference to Holdings and the Subsidiary
           ----------
Guarantors.

          "Hedge Agreements":  all interest rate swaps, caps or collar
           ----------------
agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

          "Holdings":  as defined in the preamble hereto.
           --------

          "Indebtedness":  of any Person at any date, without duplication, (a)
           ------------
all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all mandatorily redeemable preferred Capital Stock or such Person that has any mandatory redemption or then required dividend or payment due and payable (other than in Capital Stock), or that could become payable, prior to the date that is eight years after the Closing Date,
(h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) for the purposes of Sections 7.2 and 8(e) only, all obligations of such Person in respect of Hedge Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

          "Insolvency":  with respect to any Multiemployer Plan, the condition
           ----------
that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insolvent":  pertaining to a condition of Insolvency.
           ---------

          "Intellectual Property":  the collective reference to all rights,
           ---------------------
priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          "Interest Payment Date":  (a) as to any ABR Loan, the last day of each
           ---------------------
March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period,
(c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and
(d) as to any Loan (other than any Revolving Loan that is an ABR Loan), the date of any repayment or prepayment made in respect thereof.

          "Interest Period":  as to any Eurodollar Loan, (a) initially, the
           ---------------
period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six or (if available to all Lenders under the relevant Facility and permitted under such Lender's applicable policies with respect thereto) nine or twelve months thereafter , as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the
                                                       --------
foregoing provisions relating to Interest Periods are subject to the following:

               (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (ii) the Borrower may not select an Interest Period under a particular Facility that would extend beyond the Revolving Termination Date or beyond the date final payment is due on the Term Loans;

               (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

               (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

          "Investments":  as defined in Section 7.8.
           -----------

          "Issuing Lender":  The Chase Manhattan Bank, in its capacity as issuer
           --------------
of any Letter of Credit; provided that the Issuing Lender, may, in its
                         --------
discretion, arrange for one or more Letters of Credit to be issued by any of its Affiliates (including without limitation, Chase Manhattan Bank Delaware), in which case, the term "Issuing Lender" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

          "L/C Commitment":  $5,000,000.
           --------------

          "L/C Fee Payment Date":  the last day of each March, June, September
           --------------------
and December and the last day of the Revolving Commitment Period.

          "L/C Obligations":  at any time, an amount equal to the sum of (a) the
           ---------------
aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

          "L/C Participants":  the collective reference to all the Revolving
           ----------------
Lenders other than the Issuing Lender.

          "Lenders":  as defined in the preamble hereto.
           -------

          "Letters of Credit":  as defined in Section 3.1(a).
           -----------------

          "Lien":  any mortgage, pledge, hypothecation, assignment, deposit
           ----
arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

          "Loan":  any loan made by any Lender pursuant to this Agreement.
           ----

          "Loan Documents":  this Agreement, the Security Documents and the
           --------------
Notes.

          "Loan Parties":  the Borrower and each Subsidiary of the Borrower that
           ------------
is a party to a Loan Document.

          "Majority Facility Lenders":  with respect to any Facility, the
           -------------------------
holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Facility, prior to any termination of the Revolving Commitments, the holders of more than 50% of the Total Revolving Commitments).

          "Material Adverse Effect":  a material adverse effect on (a) the
           -----------------------
Transaction, (b) the business, property, operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or
(c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

          "Materials of Environmental Concern":  any gasoline or petroleum
           ----------------------------------
(including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, regulated under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "Mortgaged Properties":  the real properties listed on Schedule 1.1B,
           --------------------
as to which the Administrative Agent for the benefit of the Lenders shall be granted a Lien pursuant to the Mortgages.

          "Mortgages":  each of the mortgages and deeds of trust made by any
           ---------
Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, in form and substance reasonably satisfactory to the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time.

          "Multiemployer Plan": a Plan that is a multiemployer plan as defined
           ------------------
in Section 4001(a)(3) of ERISA.

          "Net Cash Proceeds": (a) in connection with any Asset Sale or any
           -----------------
Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, broker's fees and commissions, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of Capital Stock (other than a sale of Capital Stock constituting an Asset Sale covered by clause (a) above) or any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

          "New Lender": as defined in Section 2.21(d).
           ----------

          "New Lender Supplement": as defined in Section 2.21(d).
           ---------------------

          "Non-Excluded Taxes": as defined in Section 2.17(a).
           ------------------

          "Non-U.S. Lender": as defined in Section 2.17(d).
           ---------------

          "Notes": the collective reference to any promissory note evidencing
           -----
Loans.

          "Obligations": the unpaid principal of and interest on (including
           -----------
interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Hedge Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Hedge Agreement entered into with any Lender or any affiliate of any Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

          "Other Taxes": any and all present or future stamp or documentary
           -----------
taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

          "Participant": as defined in Section 10.6(b).
           -----------

          "PBGC": the Pension Benefit Guaranty Corporation established pursuant
           ----
to Subtitle A of Title IV of ERISA (or any successor).

          "Permitted Acquisition": any acquisition of property or series of
           ---------------------
related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit, division, or product line of a business or constitutes all or substantially all of the common stock of a Person and (b) is permitted by and consummated in compliance with the requirements of Section 7.8(h).

          "Permitted Investors": the collective reference to the Sponsors and
           -------------------
their Control Investment Affiliates.

          "Person": an individual, partnership, corporation, limited liability
           ------
company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan": at a particular time, any employee benefit plan that is
           ----
covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Pricing Grid": the pricing grid attached hereto as Annex A.
           ------------

          "Pro Forma Consolidated Balance Sheet": as defined in Section 4.1(a).
           ------------------------------------

          "Pro Forma Consolidated Income Statement": a pro forma consolidated
           ---------------------------------------
income statement of Holdings for the year ended on December 31, 1998, adjusted to give effect to the consummation of the Transaction and the financings contemplated hereby as if such transactions had occurred on such date, and reflecting a Consolidated EBITDA for such period of at least $42,500,000.

          "Projections": as defined in Section 6.2(c).
           -----------

          "Properties": as defined in Section 4.17(a).
           ----------

          "QDSP": QDSP Holdings, Inc., a Delaware corporation.
           ----

          "Recovery Event": any settlement of or payment in respect of any
           --------------
property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Subsidiaries.

          "Reference Lender": The Chase Manhattan Bank.
           ----------------

          "Refinancing": the refinancing of certain existing Indebtedness of
           -----------
the Loan Parties as set forth in Section 5.1(b)(vi).

          "Register": as defined in Section 10.6(d).
           --------

          "Regulation U": Regulation U of the Board as in effect from time to
           ------------
time.

          "Reimbursement Obligation": the obligation of the Borrower to
           ------------------------
reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

          "Reinvestment Deferred Amount": with respect to any Reinvestment
           ----------------------------
Event, the aggregate Net Cash Proceeds received by Holdings, the Borrower or any of its Subsidiaries in connection therewith that are not applied to prepay the Term Loans or reduce the Revolving Commitments pursuant to Section 2.9(b) as a result of the delivery of a Reinvestment Notice.

          "Reinvestment Event": any Asset Sale or Recovery Event in respect of
           ------------------
which the Borrower has delivered a Reinvestment Notice.

          "Reinvestment Notice": a written notice executed by a Responsible
           -------------------
Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire assets (including capital stock of businesses) useful in its business.

          "Reinvestment Prepayment Amount": with respect to any Reinvestment
           ------------------------------
Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets (including capital stock of businesses) useful in the Borrower's business.

          "Reinvestment Prepayment Date": with respect to any Reinvestment
           ----------------------------
Event, the earlier of (a) the date occurring 270 days after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to acquire assets useful in the Borrower's business with all or any portion of the relevant Reinvestment Deferred Amount.

          "Reorganization": with respect to any Multiemployer Plan, the
           --------------
condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Reportable Event": any of the events set forth in Section 4043(c) of
           ----------------
ERISA, other than those events as to which the thirty day notice period is waived under PBGC Reg. (S) 4043.

          "Required Lenders": at any time, the holders of more than 50% of (a)
           ----------------
until the Closing Date, the Commitments then in effect and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding and (ii) the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

          "Requirement of Law": as to any Person, the Certificate of
           ------------------
Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer": the chief executive officer, president or chief
           -------------------
financial officer of the Borrower, but in any event, with respect to financial matters, the chief financial officer of the Borrower.

          "Restricted Payments": as defined in Section 7.6.
           -------------------

          "Revolving Commitment": as to any Lender, the obligation of such
           --------------------
Lender, if any, to make Revolving Loans and participate in Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Commitment" opposite such Lender's name on Schedule 1.1A or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Revolving Commitments is $150,000,000.

          "Revolving Commitment Period": the period from and including the
           ---------------------------
Closing Date to the Revolving Termination Date.

          "Revolving Extensions of Credit": as to any Revolving Lender at any
           ------------------------------
time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding and (b) such Lender's Revolving Percentage of the L/C Obligations then outstanding.

          "Revolving Facility": the Revolving Commitments and the extensions of
           ------------------
credit made thereunder.

          "Revolving Lender": each Lender that has a Revolving Commitment or
           ----------------
that holds Revolving Loans.

          "Revolving Loans": as defined in Section 2.4(a).
           ---------------

          "Revolving Percentage": as to any Revolving Lender at any time, the
           --------------------
percentage which such Lender's Revolving Commitment then constitutes of the Total Revolving Commitments (or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Loans then outstanding constitutes of the aggregate principal amount of the Revolving Loans then outstanding).

          "Revolving Termination Date": September 30, 2004.
           --------------------------

          "SEC": the Securities and Exchange Commission, any successor thereto
           ---
and any analogous Governmental Authority.

          "Security Documents": the collective reference to the Guarantee and
           ------------------
Collateral Agreement, the Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

          "Senior Subordinated Note Indenture": the Indenture, dated as of July
           ----------------------------------
31, 1998, entered into by the Borrower, City Truck and Trailer Parts of Alabama, Inc., City Truck and Trailer Parts of Alabama, L.L.C., City Truck and Trailer Parts of Tennessee, Inc., City Friction, Inc. and U.S. Trust Company, National Association, in connection with the issuance of the Senior Subordinated Notes, together with all instruments and other agreements entered into by the Borrower in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.16.

          "Senior Subordinated Notes": the 12% senior subordinated notes due
           -------------------------
2005 of the Borrower issued pursuant to the Senior Subordinated Note Indenture.

          "Single Employer Plan": any Plan that is covered by Title IV of ERISA,
           --------------------
but that is not a Multiemployer Plan.

          "Solvent": when used with respect to any Person, means that, as of any
           -------
date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "dept" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

          "Sponsor Contribution": as defined in Section 5.1(b)(iv).
           --------------------

          "Sponsors": (i) Aurora Capital Group and (ii) Brentwood Associates.
           --------

          "Subsidiary": as to any Person, a corporation, partnership, limited
           ----------
liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

          "Subsidiary Guarantor": each Subsidiary of the Borrower that is a
           --------------------
party to the Guarantee and Collateral Agreement as a guarantor thereunder without any limitations applicable to it that are not applicable to all the other guarantors thereunder.

          "Term Facility": the Term Loan Commitments and the Term Loans made
           -------------
thereunder.

          "Term Lender": each Lender that has a Term Loan Commitment or is the
           -----------
holder of a Term Loan.

          "Term Loan": as defined in Section 2.1.
           ---------

          "Term Loan Commitment": as to any Lender, the obligation of such
           --------------------
Lender, if any, to make a Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Term Loan Commitment" opposite such Lender's name on Schedule 1.1A. The original aggregate amount of the Term Loan Commitments is $75,000,000.

          "Term Loan Maturity Date": September 30, 2004
           -----------------------

          "Term Percentage": as to any Term Lender at any time, the percentage
           ---------------
which such Lender's Term Loan Commitment then constitutes of the aggregate Term Loan Commitments (or, at any time after the Closing Date, the percentage which the principal amount of such Lender's Term Loan then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding).

          "Total Revolving Commitments": at any time, the aggregate amount of
           ---------------------------
the Revolving Commitments then in effect.

          "Total Revolving Extensions of Credit": at any time, the aggregate
           ------------------------------------
amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.

          "Transactions": collectively, the Acquisition, the Equity Investment,
           ------------
the Sponsor Contribution, the Refinancing and the transactions related thereto.

          "Transferee": any Assignee or Participant.
           ----------

          "Type": as to any Loan, its nature as an ABR Loan or a Eurodollar
           ----
Loan.

          "United States": the United States of America.
           -------------

          "Wholly Owned Subsidiary": as to any Person, any other Person all of
           -----------------------
the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

          "Wholly Owned Subsidiary Guarantor": any Subsidiary Guarantor that is
           ---------------------------------
a Wholly Owned Subsidiary of the Borrower.

          1.2  Other Definitional Provisions. (a) Unless otherwise specified
               -----------------------------
therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

          (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to Holdings, the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (iii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" shall have correlative meanings), and (iv) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

          2.1 Term Loan Commitments. Subject to the terms and conditions hereof, each Term Lender severally agrees to make a term loan (a "Term Loan") to
                                                                  ---------
the Borrower on the Closing Date in an amount not to exceed the amount of the Term Loan Commitment of such Lender. The Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.10.

          2.2  Procedure for Term Loan Borrowing. The Borrower shall give the
               ---------------------------------
Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to the anticipated Closing Date) requesting that the Term Lenders make the Term Loans on the Closing Date and specifying the amount to be borrowed. The Term Loans made on the Closing Date shall initially be ABR Loans. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date each Term Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan to be made by such Lender. The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Term Lenders in immediately available funds.

          2.3  Repayment of Term Loans. (a) The Term Loan of each Term Lender
               -----------------------
shall mature in consecutive quarterly installments, commencing on December 31, 1999, in an aggregate amount for each installment equal to such Lender's Term Percentage multiplied by the amount set forth below opposite the due date of such installment set forth below:

           Installment                   Principal Amount
           -----------                   ----------------

           December 31, 1999                     $250,000
           March 31, 2000                         250,000
           June 30, 2000                          250,000
           September 30, 2000                     250,000
           December 31, 2000                      250,000
           March 31, 2001                         250,000
           June 30, 2001                          250,000
           September 30, 2001                     250,000
           December 31, 2001                      250,000
           March 31, 2002                         250,000
           June 30, 2002                          250,000
           September 30, 2002                     250,000
           December 31, 2002                      250,000
           March 31, 2003                         250,000
           June 30, 2003                          250,000
           September 30, 2003                     250,000
           December 31, 2003                      250,000
           March 31, 2004                         250,000
           June 30, 2004                          250,000
           September 30, 2004                  70,250,000

          2.4  Revolving Commitments. (a) Subject to the terms and conditions
               ---------------------
hereof, each Revolving Lender severally agrees to make revolving credit loans ("Revolving Loans") to the Borrower from time to time during the Revolving
  ---------------
Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Percentage of the L/C Obligations then outstanding, does not exceed the amount of such Lender's Revolving Commitment. During the Revolving Commitment Period the Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.10.

          (b) The Borrower shall repay all outstanding Revolving Loans on the Revolving Termination Date.

          2.5  Procedure for Revolving Loan Borrowing. The Borrower may borrow
               --------------------------------------
under the Revolving Commitments during the Revolving Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent
              --------
irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of ABR Loans), specifying (i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Any Revolving Loans made on the Closing Date shall initially be ABR Loans. Each borrowing under the Revolving Commitments shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender will make the amount of its pro rata share of
                                                           --- ----
each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent. Notwithstanding the foregoing, not more than $52,100,000 of Revolving Extensions of Credit may be outstanding on the Closing Date.

          2.6  Commitment Fees, etc. (a) The Borrower agrees to pay to the
               --------------------
Administrative Agent for the account of each Revolving Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Termination Date, commencing on the first of such dates to occur after the date hereof.

          (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent.

          2.7  Termination or Reduction of Revolving Commitments. The Borrower
               -------------------------------------------------
shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments; provided that no such
                                                         --------
termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Commitments then in effect.

          2.8  Optional Prepayments. (a) The Borrower may at any time and from
               --------------------
time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided, that if a Eurodollar Loan is prepaid on any day
                    --------
other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.18.

          (b) Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are ABR Loans) accrued interest to such date on the amount prepaid.

          (c) Partial prepayments of Term Loans and Revolving Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof.

          2.9  Mandatory Prepayments and Commitment Reductions. (a) If any
               -----------------------------------------------
Capital Stock or Indebtedness shall be issued or incurred by Holdings, the Borrower or any of its Subsidiaries (excluding (i) any Capital Stock issued by any Subsidiary to the Borrower or another Subsidiary, (ii) any Capital Stock issued by Holdings to its or any of its Subsidiaries' employees or directors or to a seller of property pursuant to a Permitted Acquisition and (iii) any Indebtedness incurred in accordance with Section 7.2), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence toward the prepayment of the Term Loans and the reduction of the Revolving Commitments as set forth in Section 2.9(d).

          (b) If on any date Holdings, the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied on such date toward the prepayment of the Term Loans and the reduction of the Revolving Commitments as set forth in Section 2.9(d); provided, that, notwithstanding the foregoing, on each Reinvestment
        --------
Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans and the reduction of the Revolving Commitments as set forth in Section 2.9(d).

          (c) If, for any fiscal year of the Borrower commencing with the fiscal year ending December 31, 1999 (but including, for the purposes hereof, only the period from the Closing Date through December 31, 1999 in determining Excess Cash Flow for such fiscal year), there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply the ECF Percentage of such Excess Cash Flow toward the prepayment of the Term Loans and the reduction of the Revolving Commitments as set forth in Section 2.9(d). Each such prepayment and commitment reduction shall be made on a date (an "Excess
                                                                      ------
Cash Flow Application Date") no later than five days after the earlier of (i)
--------------------------
the date on which the financial statements of the Borrower referred to in
Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

          (d) Amounts to be applied in connection with prepayments and Commitment reductions made pursuant to Section 2.9 shall be applied, first, to the prepayment of the Term Loans and, second, to reduce permanently the Revolving Commitments. Any such reduction of the Revolving Commitments shall be accompanied by prepayment of the Revolving Loans to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the Total Revolving Commitments as so reduced, provided that if the aggregate principal amount of
                           --------
Revolving Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent. The application of any prepayment pursuant to Section 2.9 shall be made, first, to ABR Loans and, second, to
                                       -----                    ------
Eurodollar Loans. Each prepayment of the Loans under Section 2.9 (except in the case of Revolving Loans that are ABR Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

          2.10 Conversion and Continuation Options. (a) The Borrower may elect
               -----------------------------------
from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be
               --------
made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan under a
                                       --------
particular Facility may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

          (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided
                                                                       --------
that no Eurodollar Loan under a particular Facility may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations, and provided, further, that if the Borrower shall fail to give any required notice
--------  -------
as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

          2.11 Limitations on Eurodollar Tranches. Notwithstanding anything to
               ----------------------------------
the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $1,000,000 or a whole multiple of $500,000 in excess thereof and (b) no more than twelve Eurodollar Tranches shall be outstanding at any one time.

          2.12 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall
               --------------------------------
bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

          (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

          (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate
        ----
applicable to ABR Loans under the Revolving Facility plus 2%, and (ii) if all or
                                                     ----
a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans under the relevant Facility plus 2% (or, in the case of any such
                                         ----
other amounts that do not relate to a particular Facility, the rate then applicable to ABR Loans under the Revolving Facility plus 2%), in each case,
                                                     ----
with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

          (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section
      --------
shall be payable from time to time on demand.

          2.13 Computation of Interest and Fees. (a) Interest and fees payable
               --------------------------------
pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.12(a).

          2.14 Inability to Determine Interest Rate. If prior to the first day
               ------------------------------------
of any Interest Period:

          (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

          (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as ABR Loans,
(y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

          2.15 Pro Rata Treatment and Payments. (a) Each borrowing by the
               -------------------------------
Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Term Percentages or Revolving
     --- ----
Percentages, as the case may be, of the relevant Lenders.

          (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata
                                                                     --- ----
according to the respective outstanding principal amounts of the Term Loans then held by the Term Lenders. The amount of each principal prepayment of the Term Loans shall be applied to reduce the then remaining installments of the Term Loans pro rata based upon the then remaining principal amount thereof. Amounts
      --- ----
prepaid on account of the Term Loans may not be reborrowed.

          (c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro
                                                                          ---
rata according to the respective outstanding principal amounts of the Revolving
----
Loans then held by the Revolving Lenders.

          (d) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

          (e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the Borrower.

          (f) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment being made hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares
                                                                --- ----
of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

          2.16 Requirements of Law. (a) If the adoption of or any change in any
               -------------------
Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

               (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.17 and changes in the rate of tax on the overall net income of such Lender);

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

               (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided that the Borrower shall not be required to compensate a Lender pursuant
--------
to this paragraph for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; and provided further that, if the circumstances giving
                           -------- -------
rise to such claim have a retroactive effect to a period prior to when the Lender acquired knowledge of such circumstances, then such six-month period shall be extended to include the period of such retroactive effect.

          (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.17 Taxes. (a) All payments made by the Borrower under this Agreement
               -----
shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any
  ------------------
amounts payable to the Administrative Agent or any

Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall
                                     --------  -------
not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded (i) that are attributable to such Lender'requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time the Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.

          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

          (d) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall
                                                    ---------------
deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit G and a Form W-8, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

          (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is
                                               --------
legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

          (f) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.18 Indemnity. The Borrower agrees to indemnify each Lender and to
               ---------
hold each Lender harmless from any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably
                          ----
determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.19 Change of Lending Office. Each Lender agrees that, upon the
               ------------------------
occurrence of any event giving rise to the operation of Section 2.16 or 2.17(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such
                                                   --------
designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect
                  --------  -------
or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.16 or 2.17(a).

          2.20   Replacement of Lenders. The Borrower shall be permitted to
                 ----------------------
replace any Lender that (a) requests reimbursement for amounts owing pursuant to
Section 2.16 or 2.17(a) or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that (i) such
                                                     --------
replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement,
(iii) prior to any such replacement, such Lender shall have taken no action under Section 2.19 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.16 or 2.17(a), (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.18 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to
Section 2.16 or 2.17(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

          2.21 Increase in Revolving Commitments or Term Loans. (a) The Borrower
               -----------------------------------------------
may, with notice to the Administrative Agent but without the consent of the Required Lenders, (a) from time to time during the Revolving Commitment Period, request that the Revolving Commitments be increased, or (b) from time to time prior to the Termination Date, request to borrow additional Term Loans; provided
                                                                        --------
that the sum of incremental Revolving Commitments and additional Term Loans obtained pursuant to this Section shall not exceed $50,000,000 and shall, in each case, aggregate at least $5,000,000 per requested increase. Upon receipt of such notice, the Administrative Agent will seek the agreement of one or more Lenders (including New Lenders) to increase or, in the case of New Lenders, make, its or their Revolving Commitment or make additional Term Loans, as applicable, in an aggregate amount equal to the amount so requested by the Borrower.

          (b) If one or more of the Lenders (including New Lenders) shall have agreed to increase its or their existing Revolving Commitment or, in the case of New Lenders, agree to a Revolving Commitment, or to make a Term Loan, in each case pursuant to a request made as described in the foregoing clause (a) (it being understood that no Lender shall have any obligation to increase its Revolving Commitment or make such additional Term Loan), such increases in Revolving Commitments shall become effective, and such Term Loans shall be made available to the Borrower, on a date mutually agreed upon among the Administrative Agent, the Borrower and the Lenders providing such increase and/or such new Revolving Commitments or Term Loans and shall be implemented pursuant to documentation consistent herewith and otherwise in form and substance reasonably satisfactory to the Administrative Agent, providing, among other things, (x) for adjustments to cause the Loans of each Lender to correspond to their respective percentage of the applicable facility after giving effect to such increase (including, without limitation, by providing for prepaying and reborrowing all then outstanding Loans) and (y) that the conditions set forth in Section 5.2 are required to be satisfied prior to the effectiveness of any such increase in the Revolving Commitment or the availability of any such additional Term Loan.

          (c) Revolving Loans, Revolving Commitments and Term Loans made or agreed to pursuant to this Section shall have the same maturities, proportional installments, interest and fee rates and other terms as the other Revolving Loans, Revolving Commitments and/or Term Loans hereunder, as applicable, and shall for all purposes be deemed to be Revolving Loans, Revolving Commitments and/or Term Loans hereunder, as the case may be.

          (d) Any bank, financial institution or other entity which, with the consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld), elects to become a "Lender" under this Agreement pursuant to this Section shall execute a New Lender Supplement (each, a "New
                                                                         ---
Lender Supplement") substantially in the form of Exhibit H, whereupon such bank,
-----------------
financial institution or other entity (a "New Lender") shall become a Revolving
                                          ----------
Lender or Term Lender, as the case may be, for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement.


                         SECTION 3. LETTERS OF CREDIT

          3.1  L/C Commitment. (a) Subject to the terms and conditions hereof,
               --------------
the Issuing Lender, in reliance on the agreements of the other Revolving Lenders set forth in Section 3.4(a), agrees to issue letters of credit ("Letters of
                                                                 ----------
Credit") for the account of the Borrower on any Business Day during the
------
Revolving Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars, (ii) have a face amount of at least $50,000 (unless otherwise agreed by the Issuing Lender) and (iii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is five Business Days prior to the Revolving Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year
                    -------
periods (which shall in no event extend beyond the date referred to in clause
(y) above).

          (b) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

          3.2  Procedure for Issuance of Letter of Credit. The Borrower may from
               ------------------------------------------
time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

          3.3  Fees and Other Charges. (a) The Borrower will pay a fee on all
               ----------------------
outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Facility, shared ratably among the Revolving Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee of 0.25% per annum on the undrawn and unexpired amount of each Letter of Credit, payable quarterly in arrears on each L/C Fee Payment Date after the Issuance Date.

          (b) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

          3.4  L/C Participations. (a) The Issuing Lender irrevocably agrees to
               ------------------
grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.

          (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the Revolving Facility. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

          (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro
                                                                         ---
rata share of such payment in accordance with Section 3.4(a), the Issuing Lender
----
receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof;
                                                   --- ----
provided, however, that in the event that any such payment received by the
--------  -------
Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

          3.5  Reimbursement Obligation of the Borrower. The Borrower agrees to
               ----------------------------------------
reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Section from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing,
Section 2.12(b) and (ii) thereafter, Section 2.12(c).

          3.6  Obligations Absolute. The Borrower's obligations under this
               --------------------
Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees












---- -----
that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

          3.7  Letter of Credit Payments. If any draft shall be presented for
               -------------------------
payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

          3.8  Applications. To the extent that any provision of any Application
               ------------
related to any Letter of Credit is inconsistent with the provisions of this
Section 3, the provisions of this Section 3 shall apply.

                   SECTION 4. REPRESENTATIONS AND WARRANTIES

          To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, Holdings and the Borrower hereby jointly and severally represent and warrant to the Administrative Agent and each Lender that:

          4.1  Financial Condition. (a) The unaudited pro forma consolidated
               -------------------                    --- -----
balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 1998 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies
                                             -----------------------
of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to the consummation of the Transaction and the financings contemplated hereby. The Pro Forma Balance Sheet has been prepared based on good faith assumptions and on the best information available to the Borrower as of the date of delivery thereof, and reflects on a pro forma basis the estimated financial position of Borrower and its
--- -----
consolidated Subsidiaries as at December 31, 1998, assuming that the events specified in the preceding sentence had actually occurred at such date.

          (b) The audited consolidated balance sheets of the Borrower as at December 31, 1998, and December 31, 1997, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Pricewaterhouse Coopers LLP, present fairly the consolidated financial condition of the Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The audited consolidated balance sheets of QDSP as at December 31, 1998, and the related consolidated statements of income and of cash flows for the period from July 28, 1998 to December 31, 1998, reported on by and accompanied by an unqualified report from Ernst & Young LLP, present fairly the consolidated financial condition of QDSP as at such date, and the consolidated results of its operations and its consolidated cash flows for such period then ended. The unaudited consolidated balance sheet of the Borrower and QDSP, respectively, as at June 30, 1999, and the related unaudited consolidated statements of income and cash flows for the three-month period ended on such date, present fairly the consolidated financial condition of the Borrower and QDSP, respectively, as at such date, and the consolidated results of its operations and its consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein and except for the absence of notes in the June 30, 1999 financial statements). As of the date hereof Holdings, the Borrower and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from December 31, 1998 to and including the date hereof there has been no Disposition by the Borrower or QDSP of any material part of its business or property.

          (c) The balance sheets, and the related consolidated statements of income and of cash flows, delivered pursuant to Section 6.1, present fairly the consolidated financial condition as at the date of such financial statements, and the consolidated results of its operations and its consolidated cash flows for the respective period then ended (subject to, in the case of unaudited quarterly financial statements, to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except to the extent approved by the applicable firm of accountants and disclosed therein).

          4.2  No Change. Since December 31, 1998 there has been no development
               ---------
or event that has had or could reasonably be expected to have a Material Adverse Effect.

          4.3  Corporate Existence; Compliance with Law. Each of the Borrower
               ----------------------------------------
and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, except with respect to the good standing of its Subsidiaries that do not constitute a material portion of the Business and where such failure to be in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          4.4  Corporate Power; Authorization; Enforceable Obligations. Each
               -------------------------------------------------------
Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Transaction and the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect except as otherwise stated on such Schedule and (ii) the filings referred to in Section
4.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          4.5  No Legal Bar. The execution, delivery and performance of this
               ------------
Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of Holdings, the Borrower or any of its Subsidiaries, except, in the case of Contractual Obligations, for such violations that would not, individually or in the aggregate, have a Material Adverse Effect and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

          4.6  Litigation. No litigation, investigation or proceeding of or
               ----------
before any arbitrator or Governmental Authority is pending or, to the knowledge of Holdings, the Borrower, threatened by or against Holdings, the Borrower or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

          4.7  No Default. Neither Holdings, the Borrower nor any of its
               ----------
Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          4.8  Ownership of Property; Liens. Each of Holdings, the Borrower and
               ----------------------------
its Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other material property (and to its best knowledge all its other property), and none of such property is subject to any Lien except as permitted by Section 7.3.

          4.9  Intellectual Property. Holdings, the Borrower and each of its
               ---------------------
Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No claim which could reasonably be expected to have a Material Adverse Effect has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does Holdings or the Borrower know of any valid basis for any such claim. The use of Intellectual Property by Holdings, the Borrower and its Subsidiaries does not infringe on the rights of any Person except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          4.10 Taxes. Each of Holdings, the Borrower and its Subsidiaries has
               -----
filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Holdings, the Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be), with respect to any such tax, fee or other charge.

          4.11 Federal Regulations. No part of the proceeds of any Loans will be
               -------------------
used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

          4.12  Labor Matters. Except as, in the aggregate, could not reasonably
                -------------
be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against Holdings, the Borrower or any of its Subsidiaries pending or, to the knowledge of Holdings or the Borrower, threatened; (b) hours worked by and payment made to employees of Holdings, the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from Holdings, the Borrower or any of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of Holdings, the Borrower or the relevant Subsidiary.

          4.13  ERISA. Neither a Reportable Event nor an "accumulated funding
                -----
deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any applicable Plan that is not a Multiemployer Plan , and each Plan that is not a Multiemployer Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred other than pursuant to a standard termination under Title IV of ERISA, and no Lien in favor of the PBGC or a Plan has arisen on the assets of the Borrower and remains in force, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made for which an actuarial report is available, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a liability under ERISA that would reasonably be expected to have a Material Adverse Effect, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA that would reasonably be expected to have a Material Adverse Effect if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

          4.14  Investment Company Act; Other Regulations. No Loan Party is an
                -----------------------------------------
"investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

          4.15  Subsidiaries. Except as disclosed to the Administrative Agent by
                ------------
the Borrower in writing from time to time after the Closing Date, (a) Schedule
4.15 sets forth the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock granted to employees or directors and directors' qualifying shares) of nature relating to any Capital Stock of the Borrower or any Subsidiary, except as created by the Loan Documents.

          4.16  Use of Proceeds. The proceeds of the Term Loans shall be used to
                ---------------
refinance existing Indebtedness of the Borrower and QDSP and to pay fees and expenses related to the Transaction. The proceeds of the Revolving Loans and the Letters of Credit shall be used for Permitted Acquisitions and for general corporate purposes of the Borrower and its Subsidiaries in the ordinary course of business. The proceeds of the Facilities shall be used in a manner reasonably consistent with the sources and uses attached as Annex B hereto.

          4.17 Environmental Matters. Except to the extent of liabilities
               ---------------------
specified in the financial statements referred to in Section 4.1(b) or set forth on Schedule 4.17 (which liabilities could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), and except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

          (a) the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "Properties") do not contain, and
                                               ----------
     have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;

          (b) neither Holdings, the Borrower nor any of its Subsidiaries has received or is aware of any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by Holdings, the Borrower or any of its Subsidiaries (the "Business"), nor does Holdings or the Borrower have
                        --------
     knowledge or reason to believe that any such notice will be received or is being threatened;

          (c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

          (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of Holdings and the Borrower, threatened, under any Environmental Law to which Holdings, the Borrower or any Subsidiary is, or to the knowledge of either Holdings or the Borrower will be, named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

          (e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

          (f) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

          (g) neither Holdings, the Borrower nor any of its Subsidiaries has assumed any liability of any other Person under Environmental Laws.

          4.18 Accuracy of Information, etc. No statement or information
               ----------------------------
contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or when considered as a whole omitted to state a material fact necessary to make the statements contained herein or therein not misleading. The projections and pro forma financial information
                                            --- -----
contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the date hereof, the representations and warranties contained in the Acquisition Documentation are true and correct in all material respects. As of the date hereof there is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

          4.19 Security Documents. (a) The Guarantee and Collateral Agreement is
               ------------------
effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements and other filings specified on Schedule 4.19(a) in appropriate form are filed in the offices specified on Schedule 4.19(a), the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3).

          (b) Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 4.19(b), each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person (except Liens permitted by Section 7.3(b), (e), (f) and
(i)). As of the Closing Date, Schedule 1.1B lists each of the real properties in the United States owned in fee simple by the Borrower or any of its Subsidiaries having a value, in the reasonable opinion of the Borrower, in excess of $5,000,000.

          4.20 Solvency. As of the Closing Date, each Loan Party is, and after
               --------
giving effect to the Acquisition and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

          4.21 Year 2000 Matters. Any reprogramming required to permit the
               -----------------
proper functioning (but only to the extent that such proper functioning would otherwise be impaired by the occurrence of the year 2000) in and following the year 2000 of computer systems and other equipment containing embedded microchips, in either case owned or operated by Holdings, the Borrower or any of its Subsidiaries or used in the conduct of their business, and the testing of all such systems and other equipment as so reprogrammed, will be completed by December 31, 1999. The costs to Holdings, the Borrower and its Subsidiaries that have not been incurred as of the date hereof for such reprogramming and testing and for the other reasonably foreseeable consequences to them of any improper functioning of other computer systems and equipment containing embedded microchips due to the occurrence of the year 2000 could not reasonably be expected to result in a Default or Event of Default or to have a Material Adverse Effect. Except for any reprogramming referred to above, the computer systems of

Holdings, the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient for the conduct of their business as currently conducted.

          4.22  Senior Indebtedness. The Obligations constitute "Senior Debt" of
                -------------------
the Borrower under and as defined in the Senior Subordinated Note Indenture. The obligations of each Subsidiary Guarantor under the Guarantee and Collateral Agreement constitute "Senior Debt" of such Subsidiary Guarantor under and as defined in the Senior Subordinated Note Indenture.

          4.23  Regulation H. No Mortgage encumbers improved real property that
                ------------
is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

          4.24  Certain Documents. The Borrower has delivered to the
                -----------------
Administrative Agent a complete and correct copy of the Acquisition Documentation and the Senior Subordinated Note Indenture, including any amendments, supplements or modifications with respect to any of the foregoing.

                        SECTION 5. CONDITIONS PRECEDENT

          5.1   Conditions to Initial Extension of Credit. The agreement of each
                -----------------------------------------
Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date (but in any event no later than October 31, 1999), of the following conditions precedent:

          (a)   Credit Agreement; Guarantee and Collateral Agreement. The
                ----------------------------------------------------
     Administrative Agent shall have received (i) this Agreement, executed and delivered by the Administrative Agent, Holdings, the Borrower and each Person listed on Schedule 1.1A, (ii) the Guarantee and Collateral Agreement, executed and delivered by Holdings, the Borrower and each Subsidiary Guarantor and (iii) an Acknowledgment and Consent in the form attached to the Guarantee and Collateral Agreement, executed and delivered by each Issuer (as defined therein), if any, that is not a Loan Party.

          (b)   Acquisition, etc. The following transactions shall have been
                ----------------
     completed, in each case on terms and conditions reasonably satisfactory to the Lenders:

                   (i) the Administrative Agent shall have received (in a form reasonably satisfactory to the Administration Agent), with a copy for each Lender, true and correct copies, certified as to authenticity by the Borrower, of the Acquisition Documentation and such other documents or instruments as may be reasonably requested by the Administrative Agent;

                   (ii) the Borrower shall have acquired the capital stock of QDSP for an aggregate purchase price of approximately $72,500,000 pursuant to and in accordance with the Acquisition Documentation, and no provision thereof shall have been waived, amended, supplemented or otherwise modified unless the Administrative Agent has otherwise agreed (the "Acquisition");
                       -----------

                  (iii) Holdings shall have received at least $40,000,000 in cash from the proceeds of equity issued to the Sponsors and their Control Investment Affiliates, and such proceeds shall have been contributed to the Borrower;

                   (iv) Aurora Capital Group shall have contributed its existing shares in QDSP into Holdings in exchange for new shares of Holdings (the "Sponsor Contribution");
                         --------------------

                   (v) the Administrative Agent shall have received satisfactory evidence that the fees and expenses to be incurred in connection with the Transaction and the financing thereof shall not exceed $10,500,000; and

                   (vi) (i) The Administrative Agent shall have received satisfactory evidence that all existing Indebtedness of the Loan Parties (except for Indebtedness permitted pursuant to Section 7.2(f)) shall have been terminated and all amounts thereunder shall have been paid in full and (ii) satisfactory arrangements shall have been made for the termination of all Liens granted in connection therewith (collectively, the "Refinancing").
                              -----------

          (c)  Pro Forma Balance Sheet; Financial Statements. The Lenders shall
               ---------------------------------------------
     have received (i) the Pro Forma Consolidated Balance Sheet and the Pro Forma Consolidated Income Statement, (ii) audited consolidated financial statements of the Borrower and audited consolidated financial statements of QDSP, respectively, for the 1998 fiscal year and (iii) unaudited interim consolidated financial statements of the Borrower and unaudited interim consolidated financial statements of QDSP, respectively, for the quarterly period ended June 30, 1999 and for the fiscal months ended July 31 and August 31, 1999, and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of the Borrower, as reflected in the financial statements or projections contained in the Confidential Information Memorandum.

          (d)  Approvals. All governmental and third party approvals (including
               ---------
     landlords' and other consents) necessary or, in the discretion of the Administrative Agent, advisable in connection with the Transaction, the continuing operations of Holdings, the Borrower and its Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Transaction or the financing contemplated hereby.

          (e)  Lien Searches. The Administrative Agent shall have received the
               -------------
     results of a recent lien search in each of the jurisdictions where assets of the Loan Parties are located, and such search shall reveal no liens on any of the assets of the Borrower or its Subsidiaries except for liens permitted by Section 7.3 or discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent.

          (f)  Environmental Audit. The Administrative Agent shall have or
               -------------------
     leased by the Borrower and its Subsidiaries as specified by the Administrative Agent from a firm satisfactory to the Administrative Agent.

          (g)  Projections. The Lenders shall have received satisfactory
               -----------
     projections for the period from the Closing Date through September 30, 2004 and a satisfactory written analysis of the business and prospects of the Borrower and its subsidiaries.

          (h)  Fees. The Lenders and the Administrative Agent shall have
               ----
     received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel for which the Borrower has received an invoice), on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date.

          (i)  Closing Certificate. The Administrative Agent shall have
               -------------------
     received, with a counterpart for each Lender, a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

          (j)  Legal Opinions. The Administrative Agent shall have received the
               --------------
     following executed legal opinions:

                   (i) the legal opinion of Jones, Day, Reavis & Pogue, special counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit E-1;

                   (ii) the legal opinion of Bradley Arant Rose & White LLP, special Alabama counsel of the Borrower and its Subsidiaries, substantially in the form of Exhibit E-2;

                   (iii) to the extent consented to by the relevant counsel, each legal opinion, if any, delivered in connection with the Acquisition Agreement, accompanied by a reliance letter in favor of the Lenders; and

     Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

          (k)  Pledged Stock; Stock Powers; Pledged Notes. The Administrative
               ------------------------------------------
     Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

          (l)  Litigation. There shall be no pending or, to the Borrower's
               ----------
     knowledge, threatened litigation or proceedings relating to the Facilities or that could reasonably be expected to have a material adverse effect on
     (a) the Transaction and the transactions contemplated hereby, (b) the business, property, operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or (c) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Administrative Agent and the Lenders thereunder.

          (m)  Filings, Registrations and Recordings. Each document (including
               -------------------------------------
     any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation.

          (n)  Solvency Certificate. The Lenders shall have received a
               --------------------
     certificate from the chief financial officer of the Borrower that shall document the solvency of the Borrower and its subsidiaries after giving effect to the Transaction and the other transactions contemplated hereby.

          (o)  Insurance. The Administrative Agent shall have received insurance
               ---------
     certificates satisfying the requirements of Section 5.2(b) of the Guarantee and Collateral Agreement.

          (p)  Debt Ratings. The Borrower's senior secured long-term debt
               ------------
     ratings of B+ and B1 shall have been affirmed by S&P and Moody's, respectively, on a pro forma basis giving effect to the consummation of the
                        --- -----
     Transaction and the financings contemplated hereby.

          (q)  Bond Consents. The requisite holders of the Senior Subordinated
               -------------
     Notes shall have consented to the Transaction and the financings contemplated hereby to the extent necessary or advisable in the reasonable judgment of the Lenders.

          5.2  Conditions to Each Extension of Credit. The agreement of each
               --------------------------------------
Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

          (a)  Representations and Warranties. Each of the representations and
               ------------------------------
     warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date (except to the extent such representations and warranties were expressly made only as of a specific date).

          (b)  No Default. No Default or Event of Default shall have occurred
               ----------
     and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

          (c)  Compliance with Senior Subordinated Note Indenture. In the case
               --------------------------------------------------
     of any requested extension of credit after giving effect to which the aggregate Revolving Extensions of Credit of all Lenders exceed $120,000,000, the Administrative Agent shall have received, with a copy for each Lender, calculations or other information demonstrating in reasonable detail the Borrower's compliance with Section 4.11 of the Senior Subordinated Note Indenture with respect thereto, and the Required Lenders shall not have notified the Administrative Agent of their disagreement with such calculations or other information, in which case such extension of credit will be made upon the Borrower reasonably establishing that such extension of credit would so comply with such Section 4.11.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this
Section 5.2 have been satisfied.

                       SECTION 6. AFFIRMATIVE COVENANTS

          Holdings and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, each of Holdings and the Borrower shall and shall cause each of its Subsidiaries to:

          6.1  Financial Statements. Furnish to the Administrative Agent and
               --------------------
each Lender:

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Pricewaterhouse Coopers LLP or other independent certified public accountants of nationally recognized standing;

          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, commencing with the quarter ending September 30, 1999, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

          (c) as soon as available, but in any event not later than 45 days after the end of each month occurring during each fiscal year of the Borrower (other than the third, sixth, ninth and twelfth such month), commencing October, 1999 the unaudited consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month.

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

          6.2  Certificates; Other Information. Furnish to the Administrative
               -------------------------------
Agent and each Lender (or, in the case of clause (g), to the relevant Lender):

          (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), (i) a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate and (ii) a reasonably detailed report with respect to insurance required to be maintained pursuant to Section 5.2 of the Guarantee and Collateral Agreement;

          (b) concurrently with the delivery of any financial statements pursuant to Section 6.1(a) and (b), (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by Holdings, the Borrower and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, and (y) to the extent not previously disclosed to the Administrative Agent, a listing of any county or state within the United States where any Loan Party keeps inventory or equipment and of any Intellectual Property acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Closing Date);

          (c) as soon as available, and in any event no later than 45 days after the end of each fiscal year of the Borrower, a copy of the projections by the Borrower of the operating budget and cash flow budget of the Borrower and its Subsidiaries for the succeeding fiscal year (collectively, the "Projections"), which Projections shall in each case be
                         -----------
     accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

          (d) within 45 days after the end of each fiscal quarter of the Borrower, a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year;

          (e) no later than 5 Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Senior Subordinated Note Indenture and Acquisition Documentation;

          (f) substantially concurrently with each extension of credit under this Agreement, a certificate of a Responsible Officer as to the provision under Section 4.11 of the Senior Subordinated Note Indenture under which such extension of credit was incurred;

          (g) within five days after the same are sent, copies of all financial statements and reports that Holdings or the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that Holdings or the Borrower may make to, or file with, the SEC; and

          (h) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

          6.3  Payment of Obligations. Pay, discharge or otherwise satisfy at or
               ----------------------
before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Holdings, the Borrower or its Subsidiaries, as the case may be, except to the extent that the aggregate amount of such past due unpaid obligations does not exceed $2,500,000.

          6.4  Maintenance of Existence; Compliance. (a)(i) Preserve, renew and
               ------------------------------------
keep in full force and effect its corporate existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          6.5  Maintenance of Property; Insurance. (a) Keep all property useful
               ----------------------------------
and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

          6.6  Inspection of Property; Books and Records; Discussions. (a) Keep
               ------------------------------------------------------
proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of the Administrative Agent or any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired (provided that such visits or inspections shall be coordinated by the Administrative Agent and, in no event shall there be more often than two such visits or inspections per year except during the continuance of a Default or an Event of Default), upon reasonable notice, and to discuss the business, operations, properties and financial and other condition of Holdings, the Borrower and its Subsidiaries with officers and employees of Holdings, the Borrower and its Subsidiaries and with its independent certified public accountants.

          6.7  Notices. Promptly give notice to the Administrative Agent and
               -------
each Lender of:

          (a)  the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding that may exist at any time between Holdings, the Borrower or any of its Subsidiaries and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) any litigation or proceeding affecting Holdings, the Borrower or any of its Subsidiaries in which the amount involved is $1,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

          (d) any of the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan that is a Single Employer Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan on the assets of the Borrower or any withdrawal by the Borrower or any Commonly Controlled Entity from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan subject to Title IV of ERISA; and

          (e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Holdings, the Borrower or the relevant Subsidiary proposes to take with respect thereto.

          6.8  Environmental Laws. (a) Comply in all material respects with, and
               ------------------
ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws. Noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or Environmental Permit shall be deemed not to constitute a breach of this 6.8(a); if, and only if, (i) upon learning of any such noncompliance, the Borrower and its Subsidiaries shall promptly undertake reasonable efforts to achieve compliance, and (ii) in any case, such noncompliance, and any other noncompliance with Environmental Law, individually or in the aggregate, could not reasonably be expected to give rise to a Material Adverse Effect.

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, other than such orders and directives as to which an appeal or other challenge has been timely and properly taken in good faith.

          6.9  Interest Rate Protection. In the case of the Borrower, within 90
               ------------------------
days after the Closing Date, enter into Hedge Agreements to the extent necessary to provide that at least 50% of the aggregate principal amount of the Senior Subordinated Notes and the Term Loans is subject to either a fixed interest rate or interest rate protection for a period of not less than three years, which Hedge Agreements shall have terms and conditions reasonably satisfactory to the Administrative Agent.

          6.10 Additional Collateral, etc. (a) With respect to any property
               --------------------------
acquired after the Closing Date by Holdings, the Borrower or any of its Subsidiaries (other than (x) any property described in paragraph (b), (c) or (d) below, (y) any property subject to a Lien expressly permitted by Section 7.3(g) and (z) property acquired by any Excluded Foreign Subsidiary) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

          (b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $2,500,000 acquired after the Closing Date by Holdings, the Borrower or any of its Subsidiaries (other than (x) any such real property subject to a Lien expressly permitted by Section 7.3(g) and (z) real property acquired by any Excluded Foreign Subsidiary), promptly (i) execute and deliver a first priority Mortgage, in favor of the Administrative Agent, for the benefit of the Lenders, covering such real property, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such mortgage or deed of trust, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (c) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Closing Date by Holdings, the Borrower or any of its Subsidiaries (which, for the purposes of this paragraph
(c), shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by Holdings, the Borrower or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of Holdings, the Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement,
(B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (d) With respect to any new Excluded Foreign Subsidiary created or acquired after the Closing Date by Holdings, the Borrower or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by Holdings, the Borrower or any of its Subsidiaries that are not Excluded Foreign Subsidiaries (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Holdings, Borrower or such Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Administrative Agent's security interest therein, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          6.11 Landlord Waivers. Within 60 days after the Closing Date, the
               ----------------
Borrower shall have received executed waivers and consents, in form and substance satisfactory to the Administrative Agent, from the lessors of real property leased to the Borrower or any of its Subsidiaries on which is located at least 40% of the aggregate amount of inventory owned by the Borrower and its Subsidiaries.

          6.12 Mortgages. (a) Within 60 days after the Closing Date, the
               ---------
Administrative Agent shall have received a Mortgage with respect to each Mortgaged Property, executed and delivered by a duly authorized officer of each party thereto.

          (b) Within 60 days after the Closing Date, the Administrative Agent shall have received, and the title insurance company issuing the policy referred to in paragraph (c) below (the "Title Insurance Company") shall have received,
                                -----------------------
maps or plats of an as-built survey of the sites of the Mortgaged Properties certified to the Administrative Agent and the Title Insurance Company in a manner satisfactory to them, dated a date satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (i) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (ii) the lines of streets abutting the sites and width thereof; (iii) all access and other easements appurtenant to the sites; (iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (v) any encroachments on any adjoining property by the building structures and improvements on the sites; (vi) if the site is described as being on a filed map, a legend relating the survey to said map; and (vii) the flood zone designations, if any, in which the Mortgaged Properties are located.

          (c) Within 60 days after the Closing Date, the Administrative Agent shall have received in respect of each Mortgaged Property a mortgagee's title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall (A) be in an amount satisfactory to the Administrative Agent; (B) be issued at ordinary rates; (C) insure that the Mortgage insured thereby creates a valid first Lien on such Mortgaged Property free and clear of all defects and encumbrances, except as disclosed therein; (D) name the Administrative Agent for the benefit of the Lenders as the insured thereunder; (E) be in the form of ALTA Loan Policy - 1970 (Amended 10/17/70 and 10/17/84) (or equivalent policies); (F) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request and (G) be issued by title companies satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent). The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid.

          (d) If requested by the Administrative Agent, within 60 days after such request, the Administrative Agent shall have received (i) a policy of flood insurance that (A) covers any parcel of improved real property that is encumbered by any Mortgage, (B) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage that is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (C) has a term ending not later than the maturity of the Indebtedness secured by such Mortgage and (ii) confirmation that the Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board.

          (e) The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in paragraph (c) above and a copy of all other material documents affecting the Mortgaged Properties.

                         SECTION 7. NEGATIVE COVENANTS

          Holdings and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, each of Holdings and the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

          7.1  Financial Condition Covenants.
               -----------------------------

          (a)  Consolidated Leverage Ratio. Permit the Consolidated Leverage
               ---------------------------
Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter ending on or near the respective dates set forth below to exceed the ratio set forth below opposite such fiscal quarter:

                                        Consolidated
          Fiscal Quarter                Leverage Ratio
          --------------                --------------

          December 31, 1999             5.50 : 1.00
          March 31, 2000                5.25 : 1.00
          June 30, 2000                 5.00 : 1.00
          September 30, 2000            4.75 : 1.00
          December 31, 2000             4.75 : 1.00
          March 31, 2001                4.50 : 1.00
          June 30, 2001                 4.50 : 1.00
          September 30, 2001            4.25 : 1.00

          December 31, 2001             4.25 : 1.00
          March 31, 2002                4.00 : 1.00
          June 30, 2002                 4.00 : 1.00
          September 30, 2002            3.75 : 1.00
          December 31, 2002             3.75 : 1.00
          March 31, 2003                3.50 : 1.00
          June 30, 2003                 3.50 : 1.00
          September 30, 2003            3.25 : 1.00
          December 31, 2003             3.25 : 1.00
          March 31, 2004                3.00 : 1.00
          June 30, 2004                 3.00 : 1.00
          September 30, 2004            3.00 : 1.00


          (b)  Consolidated Senior Leverage Ratio. Permit the Consolidated
               ----------------------------------
Senior Leverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter ending on or near the respective dates set forth below to exceed the ratio set forth below opposite such fiscal quarter:

                                        Consolidated Senior
          Fiscal Quarter                Leverage Ratio
          --------------                --------------

          December 31, 1999             3.75 : 1.00
          March 31, 2000                3.50 : 1.00
          June 30, 2000                 3.50 : 1.00
          September 30, 2000            3.25 : 1.00
          December 31, 2000             3.25 : 1.00
          March 31, 2001                3.00 : 1.00
          June 30, 2001                 3.00 : 1.00
          September 30, 2001            2.75 : 1.00
          December 31, 2001             2.75 : 1.00
          March 31, 2002                2.50 : 1.00
          June 30, 2002                 2.50 : 1.00
          September 30, 2002            2.25 : 1.00
          December 31, 2002             2.25 : 1.00
          March 31, 2003                2.00 : 1.00
          June 30, 2003                 2.00 : 1.00
          September 30, 2003            1.75 : 1.00
          December 31, 2003             1.75 : 1.00
          March 31, 2004                1.50 : 1.00
          June 30, 2004                 1.50 : 1.00
          September 30, 2004            1.50 : 1.00

          (c)  Consolidated Interest Coverage Ratio. Permit the Consolidated
               ------------------------------------
Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter ending on or near the respective dates set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                                        Consolidated Interest
          Fiscal Quarter                Coverage Ratio
          --------------                --------------

          December 31, 1999             1.75 : 1.00
          March 31, 2000                2.00 : 1.00

          June 30, 2000                 2.00 : 1.00
          September 30, 2000            2.25 : 1.00
          December 31, 2000             2.25 : 1.00
          March 31, 2001                2.25 : 1.00
          June 30, 2001                 2.50 : 1.00
          September 30, 2001            2.50 : 1.00
          December 31, 2001             2.50 : 1.00
          March 31, 2002                2.75 : 1.00
          June 30, 2002                 2.75 : 1.00
          September 30, 2002            3.00 : 1.00
          December 31, 2002             3.00 : 1.00
          March 31, 2003                3.25 : 1.00
          June 30, 2003                 3.25 : 1.00
          September 30, 2003            3.50 : 1.00
          December 31, 2003             3.50 : 1.00
          March 31, 2004                3.50 : 1.00
          June 30, 2004                 3.50 : 1.00
          September 30, 2004            3.50 : 1.00

          (d)  Maintenance of Current Ratio. Permit the ratio of Consolidated
               ----------------------------
Current Accounts to Consolidated Senior Debt at any time to be less than 1.25 to 1.00.

          7.2  Indebtedness. Create, issue, incur, assume, become liable in
               ------------
respect of or suffer to exist any Indebtedness, except:

          (a)  Indebtedness of any Loan Party pursuant to any Loan Document;

          (b) Indebtedness of the Borrower to any Subsidiary and of any Wholly Owned Subsidiary Guarantor to the Borrower or any other Subsidiary;

          (c) Guarantee Obligations incurred in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of any Wholly Owned Subsidiary Guarantor;

          (d) Indebtedness of Foreign Subsidiaries and Guarantee Obligations incurred in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of any Foreign Subsidiary in an aggregate principal amount as to such Indebtedness and Guarantee Obligations not to exceed $10,000,000 at any one time outstanding;

          (e) Indebtedness of any Foreign Subsidiary to the Borrower or any Subsidiary Guarantor to the extent constituting Investments in such Foreign Subsidiary pursuant to Section 7.8(i);

          (f)  Indebtedness outstanding on the date hereof and listed on
     Schedule 7.2(f) and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof);

          (g) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(g) in an aggregate principal amount not to exceed $2,500,000 at any one time outstanding;

          (h) (i) Indebtedness of the Borrower in respect of the Senior Subordinated Notes in an aggregate principal amount not to exceed $100,000,000 and (ii) Guarantee Obligations of any Subsidiary Guarantor in respect of such Indebtedness, provided that such Guarantee Obligations are subordinated to the same extent as the obligations of the Borrower in respect of the Senior Subordinated Notes;

          (i) Hedge Agreements in respect of Indebtedness otherwise permitted hereby that bears interest at a floating rate, so long as such agreements are not entered into for speculative purposes; and

          (j) additional Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed $5,000,000 at any one time outstanding.

          7.3  Liens.  Create, incur, assume or suffer to exist any Lien upon
               -----
     any of its property, whether now owned or hereafter acquired, except for:

          (a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with
                                       --------
     respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

          (f)  Liens in existence on the date hereof listed on Schedule 7.3(f)
     (i) on account of trade credit extended by suppliers, provided that such
                                                           --------
     Liens are on account of trade credit in an aggregate amount not to exceed $3,000,000, which amount may be permanently reduced from time to time upon receipt by the Administrative Agent of a certificate from a Responsible Officer, certifying as to the lesser amount of trade credit secured by such Liens (which reduction shall become immediately effective without any further action by the Administrative Agent or any Lender) and (ii) securing Indebtedness permitted by Section 7.2(f), provided that the scope of any
                                               --------
     such Lien is not expanded after the Closing Date and the amount of Indebtedness secured thereby is not increased;

          (g) Liens securing Indebtedness of the Borrower or any other Subsidiary incurred pursuant to Section 7.2(g) to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created
                                 --------
     substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

          (h)  Liens created pursuant to the Security Documents;

          (i) any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased;

          (j)  Liens not otherwise permitted by this Section so long as neither
     (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all Subsidiaries) $1,000,000 at any one time; and

          (k) Liens on inventory consigned by the Borrower or any of its Subsidiaries in the aggregate amount not to exceed $2,000,000 at any one time.

          7.4  Fundamental Changes.  Enter into any merger, consolidation or
               -------------------
amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all of its property or business, except that:

          (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or
                           --------
     surviving corporation) or with or into any Wholly Owned Subsidiary Guarantor (provided that the Wholly Owned Subsidiary Guarantor shall be the
                --------
     continuing or surviving corporation);

          (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Wholly Owned Subsidiary Guarantor; and

          (c) any Permitted Acquisition may be structured as a merger with or into the Borrower (provided that the Borrower shall be the continuing or
                        --------
     surviving corporation) or with or into any Wholly Owned Subsidiary Guarantor (provided that the surviving corporation of any such merger shall
                --------
     be a Wholly Owned Subsidiary Guarantor).

          7.5  Disposition of Property.  Dispose of any of its property, whether
               -----------------------
now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

          (a) the Disposition of obsolete or worn out property in the ordinary course of business;

          (b)  the sale of inventory in the ordinary course of business;

          (c)  Dispositions permitted by Section 7.4(b);

          (d) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any Wholly Owned Subsidiary Guarantor;

          (e) Dispositions, by means of trade-in, of equipment owned by it and used or previously used in the ordinary course of its business, so long as such equipment is replaced, substantially concurrently, by like-kind equipment in an effort to upgrade the Borrower's or such Subsidiaries facilities; and

          (f) the Disposition of other property; provided that at the time of
                                                 --------
     (immediately after giving effect to) any such Disposition, the aggregate consideration of all assets so sold or disposed of shall not exceed in any fiscal year of the Borrower an amount equal to 10% of the amount of the Borrower's net plant, property and equipment reflected in, prior to March 31,

     2000, the unaudited balance sheet most recently delivered hereunder and thereafter the audited balance sheet delivered pursuant to Section 6.1(a) for the most recent fiscal year then ended.

          7.6  Restricted Payments.  Declare or pay any dividend (other than
               -------------------
dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of Holdings, the Borrower or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Holdings, the Borrower or any Subsidiary (collectively,

"Restricted Payments"), except that, the foregoing provisions will not prohibit
--------------------
dividends or distributions payable to the Borrower or any wholly owned Subsidiary or, so long as no Default or Event of Default exists or could result therefrom, (i) dividends or distributions payable by any Subsidiary that is not wholly owned and (if such Subsidiary has shareholders other than the Borrower or another Subsidiary), to its other shareholders on a pro rata basis to such other shareholders, and (ii) amounts required for any repurchase, redemption or other acquisition for value of any Capital Stock of the Borrower held by any member of the Borrower's management pursuant to any management equity subscription agreement or stock option agreement or similar agreement, or otherwise upon their death, disability, retirement or termination of employment or departure from the Board of Directors of the Borrower (provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock shall not exceed (A) $500,000 in any twelve-month period or (B) $2,000,000 in the aggregate from and after the Closing Date).

          7.7  Capital Expenditures.  Make or commit to make any Capital
               --------------------
Expenditure, except Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business not exceeding $12,500,000 in any fiscal year of the Borrower; provided that up to 50% of the portion, if any, of any such amount
              --------
referred to above, that is not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year.

          7.8  Investments.  Make any advance, loan, extension of credit (by way
               -----------
of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, "Investments"), except:
                        -----------

          (a)  extensions of trade credit in the ordinary course of business;

          (b)  investments in Cash Equivalents;

          (c)  Guarantee Obligations permitted by Section 7.2;

          (d) loans and advances to employees of Holdings, the Borrower or any Subsidiary of the Borrower in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for Holdings, the Borrower or any Subsidiary of the Borrower not to exceed $500,000 at any one time outstanding;

          (e)  the Acquisition;

          (f) Investments in assets useful in the business of the Borrower and its Subsidiaries made by the Borrower or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount;

          (g) intercompany Investments by the Borrower or any of its Subsidiaries in the Borrower or any Person that, prior to such investment, is a Wholly Owned Subsidiary Guarantor;

          (h) the Borrower or any Subsidiary may make Permitted Acquisitions, and may create Subsidiaries to own, directly or indirectly, the property acquired thereby; provided that (i) such Permitted Acquisition is in a
                       --------
     similar line of business to the line of business of the Borrower, (ii) any acquisition of Capital Stock results in the issuer thereof becoming a Subsidiary, (iii) any Subsidiary created or acquired in connection therewith shall become a Subsidiary Guarantor and the requirements of
     Section 6.10 shall be satisfied prior to or concurrently with the consummation of such Permitted Acquisition, (iv) no Permitted Acquisition shall be consummated unless, after giving pro forma effect thereto as if
                                               --- -----
     such Permitted Acquisition had been made (and the related Indebtedness incurred or assumed) on the first day of the most recent period of four consecutive fiscal quarters ending prior thereto for which financial statements have been delivered pursuant to Section 6.1(a) or (b), the Borrower and its Subsidiaries would be in compliance with the covenants contained in this Agreement during such period and the Consolidated Senior Leverage Ratio would not exceed the Acquisition Ratio (as demonstrated, in the case of any Permitted Acquisition the aggregate consideration for which exceeds $1,000,000, by delivery to the Administrative Agent of a certificate to such effect showing such calculations in reasonable detail),
     (v) no Default or Event of Default exists at the time thereof or would result therefrom, (vi) after giving effect thereto, the sum of the aggregate Available Revolving Commitments plus the amount of cash and Cash Equivalents of the Borrower at the time thereof shall be at least $17,500,000; (vii) immediately prior to and after giving effect to any such Permitted Acquisition, the Borrower and its Subsidiaries shall be in compliance with the provisions of Section 7.14 hereof; (viii) each such Permitted Acquisition shall be made on a fully consensual basis between the Borrower and its Subsidiaries, on the one hand, and the Person or Persons being so acquired and the seller or sellers of such assets or such business, on the other hand (it being understood that such acquisition shall not be considered consensual if it is not approved by a majority of the board of directors (or their equivalent) of such Person or Persons to be acquired as constituted prior to the effectiveness of any proxy solicitation, offer to purchase or other commencement of such acquisition); and (ix) the Borrower shall have obtained the written approval of the Required Lenders for any Permitted Acquisition in an amount that is equal to or exceeds $35,000,000;

          (i) Investments by the Borrower and its Subsidiaries in Foreign Subsidiaries in an aggregate amount (valued at cost) not to exceed $2,500,000;

          (j) any investment made as a result of the receipt of non-cash consideration for an event described in Section 2.9(b) that was made pursuant to and in compliance with Section 7.5;

          (k) investments received as part of the settlement of litigation or in satisfaction of extensions of credit to any Person otherwise permitted under this Agreement pursuant to the reorganization, bankruptcy or liquidation of such Person or a good faith settlement of debts with such Person; and

          (l) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed $5,000,000 during the term of this Agreement.

          7.9  Transactions with Affiliates.  Enter into any transaction,
               ----------------------------
including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than Holdings, the Borrower or any Wholly Owned Subsidiary Guarantor) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of Holdings, the Borrower or such Subsidiary, as the case may be, and (c) upon fair and reasonable terms no less favorable to Holdings, the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not an

Affiliate. Notwithstanding the foregoing, the Borrower and its Subsidiaries may pay (i) to the Aurora Management Partners LLC fees and expenses pursuant to the Management Services Agreement as in effect on the Closing Date and (ii) transfer to any Subsidiary non-exclusive rights to use proprietary product formulations.

          7.10  Sales and Leasebacks.  Enter into any arrangement with any
                --------------------
Person providing for the leasing by Holdings, the Borrower or any Subsidiary of real or personal property that has been or is to be sold or transferred by Holdings, the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of Holdings, the Borrower or such Subsidiary.

          7.11  Changes in Fiscal Periods.  Permit the fiscal year of the
                -------------------------
Borrower to end on a day other than December 31 or change the Borrower's method of determining fiscal quarters.

          7.12  Negative Pledge Clauses.  Enter into or suffer to exist or
                -----------------------
become effective any agreement that prohibits or limits the ability of Holdings, the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than (a) this Agreement and the other Loan Documents and (b) any agreements governing any purchase money Liens, Liens in existence of the date hereof in favor of suppliers or Capital Lease Obligations (on refinancings that impose no more restrictive restrictions) otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby).

          7.13  Clauses Restricting Subsidiary Distributions.  Enter into or
                --------------------------------------------
suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to, or other Investments in, the Borrower or any other Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents and (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, provided that this Section shall not apply to (A) restrictions
            --------
existing on the date hereof applicable to Indebtedness permitted under Section
7.2 that impose restrictions analogous to those described in clause (B) below,
(B) restrictions applicable to Indebtedness or Capital Stock of a Person acquired by the Borrower or any Subsidiary as in effect at the time of acquisition, except if such restriction was incurred in connection with, or in contemplation of such acquisition or such restriction applies to the Borrower, any Subsidiary (other than the Person acquired) or the assets thereof (other than the assets of the Person so acquired) or any after-acquired property, (C) restrictions arising by reason of customary non-assignment or no-subletting clauses in leases or other contracts entered into in the ordinary course of business and consistent with past practices, (D) purchase money obligations or Capital Lease Obligations (or refinancings thereof that impose no more restrictive restrictions) for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (B) above solely on the property so acquired; (E) Permitted Liens on assets securing Indebtedness permitted hereunder.

          7.14  Lines of Business.  Enter into any business, either directly or
                -----------------
through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement (after giving effect to the Acquisition) or that are reasonably related thereto.

          7.15  Amendments to Acquisition Documents.  (a)  Amend, supplement or
                -----------------------------------
otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the indemnities and licenses furnished to the Borrower or any of its Subsidiaries pursuant to the Acquisition Documentation such that after giving effect thereto such indemnities or licenses shall be materially less favorable to the interests of the Loan Parties or the Lenders with respect thereto or (b) otherwise amend, supplement or modify the terms and conditions of the Acquisition Documentation or any such other documents except for any such amendment, supplement or modification that (i) becomes effective after the Closing Date and (ii) could not reasonably be expected to have a Material Adverse Effect.

          7.16  Optional Payments and Modifications of Certain Debt Instruments.
                ---------------------------------------------------------------
(a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to the Senior Subordinated Notes, (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Subordinated Notes (other than any such amendment, modification, waiver or other change that (i) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon and (ii) does not involve the payment of a consent fee), or (c) designate any Indebtedness (other than obligations of the Loan Parties pursuant to the Loan Documents) as "Designated Senior Debt" for the purposes of the Senior Subordinated Note Indenture.


                         SECTION 8.  EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) the Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation or any other amount payable hereunder or under any other Loan Document within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

          (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

          (c) (i) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) of Section 6.4(a) (with respect to Holdings and the Borrower only), Section 6.7(a) or Section 7 of this Agreement or Sections 5.5 and 5.7(b) of the Guarantee and Collateral Agreement or (ii) an "Event of Default" under and as defined in any Mortgage shall have occurred and be continuing; or

          (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date on which a Responsible Officer of the Borrower first learns of such default and (ii) the date on which written notice thereof shall have been made to the Borrower by the Administrative Agent or any Lender; or

          (e) Holdings, the Borrower or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in
                     --------
     clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $5,000,000; or

          (f) (i) Holdings, the Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Holdings, the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Holdings, the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against Holdings, the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Holdings, the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i),
     (ii), or (iii) above; or (v) Holdings, the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) any Person shall engage in any non-exempt "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings under Title IV of ERISA shall commence to have a trustee appointed under Title IV of ERISA, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA or (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan; and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, could, in the good faith judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

          (h) one or more judgments or decrees shall be entered against Holdings, the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

          (i) any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby (other than release or termination in accordance with its terms); or

          (j) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason (other than release or termination in accordance with its terms), to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert;

          (k) the Permitted Investors shall cease to have the power to vote or direct the voting of securities having a majority of the ordinary voting power for the election of directors of Holdings (determined on a fully diluted basis), unless (A) the Permitted Investors own, beneficially and of record, at least 35% of the common stock of Holdings (determined on a fully diluted basis), (B) the Permitted Investors own, of record and beneficially, an amount of common stock of Holdings equal to at least 51% (on a fully diluted basis) of the common stock of Holdings owned by the Permitted Investors of record and beneficially as of the Closing Date, (C) the Permitted Investors have the power (pursuant to stockholder agreements, proxies or other contractual arrangement) to elect a majority of the board of directors of Holdings and (D) no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), has become, or has obtained rights (whether by means of warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more of the outstanding common stock of Holdings than that so held by the Permitted Investors;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.


                     SECTION 9.  THE ADMINISTRATIVE AGENT

          9.1  Appointment.  Each Lender hereby irrevocably designates and
               -----------
appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

          9.2  Delegation of Duties.  The Administrative Agent may execute any
               --------------------
of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

          9.3  Exculpatory Provisions.  Neither the Administrative Agent nor any
               ----------------------
of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

          9.4  Reliance by Administrative Agent.  The Administrative Agent shall
               --------------------------------
be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative

Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

          9.5  Notice of Default.  The Administrative Agent shall not be deemed
               -----------------
to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender, or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent
                         --------
shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          9.6  Non-Reliance on the Administrative Agent and Other Lenders.
               -----------------------------------------------------------
Each Lender expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          9.7  Indemnification.  The Lenders agree to indemnify the
               ---------------
Administrative Agent in its capacity as such (to the extent not reimbursed by Holdings or the Borrower and without limiting the obligation of Holdings or the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the

Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such
--------
liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found to have resulted from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

          9.8  Administrative Agent in Its Individual Capacity.  The
               -----------------------------------------------
Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though the Administrative Agent was not an Administrative Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

          9.9  Successor Administrative Agent.  The Administrative Agent may
               ------------------------------
resign as Administrative Agent upon 15 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 15 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.


                          SECTION 10.  MISCELLANEOUS

          10.1  Amendments and Waivers.  Neither this Agreement, any other Loan
                ----------------------
Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time,
(a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the
case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment,
              --------  -------
supplement or modification shall (i) eliminate or reduce any voting rights under this Section 10.1, forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Revolving Commitment, in each case without the consent of each Lender directly affected thereby; (ii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral (it being agreed that the sharing of Collateral pursuant to the addition of credit facilities or extensions of credit described in the next succeeding sentence shall not be deemed to be such a release), release all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee and Collateral Agreement, or subordinate the Loans to any other Indebtedness, in each case without the consent of all Lenders; (iii) amend, modify or waive any condition precedent to any extension of credit under the Revolving Facility set forth in Section 5.2 (including in connection with any waiver of an existing Default or Event of Default) without the consent of the Majority Facility Lenders in respect of the Revolving Facility; (iv) amend, modify or waive any provision of Section 2.15 without the consent of the Majority Facility Lenders in respect of each Facility adversely affected thereby; (v) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the consent of all Lenders under such Facility; (vi) amend, modify or waive any provision of Section 9 without the consent of the Administrative Agent; or (vii) amend, modify or waive any provision of Section 3 without the consent of the Issuing Lender. For the avoidance of doubt, this Agreement may be amended with the written consent of the Required Lenders, the Administrative Agent and each Loan Party to each relevant Loan Document (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof (collectively, the "Additional Extensions of Credit") to share ratably
                            -------------------------------
in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Extensions of Credit, (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Majority Facility Lenders and (z) to permit the Additional Extensions of Credit to share ratably with the Loans in the application of mandatory prepayments pursuant to the applicable provisions of this Agreement;

provided, further, that increases in the Revolving Commitment or the borrowing
--------  -------
of additional Term Loans in an aggregate amount not to exceed $50,000,000 pursuant to Section 2.21 shall not require the consent of any Lender other than each Lender agreeing, in its sole discretion, to participate in any such increase or to make such additional Term Loans, as the case may be. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          10.2  Notices.  All notices, requests and demands to or upon the
                -------
respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or, in the case of mail or telecopy notice, when received, addressed as follows in the case of Holdings, the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

                                                                              62
     The Borrower:               HDA Parts System, Inc.
                                 520 Lake Cook Road
                                 Deerfield, Illinois  60015
                                 Attention:  John P. Miller
                                 Telecopy:   847-444-1096
                                 Telephone:  847-444-1095

     Holdings:                   City Truck Holdings, Inc.
                                 520 Lake Cook Road
                                 Deerfield, Illinois  60015
                                 Attention:  John P. Miller
                                 Telecopy:   847-444-1096
                                 Telephone:  847-444-1095

     The Administrative Agent:   The Chase Manhattan Bank
                                 270 Park Avenue
                                 38th Floor
                                 New York, New York  10017
                                 Attention:  Charles D. Smith
                                 Telecopy:   212-270-1063
                                 Telephone:  212-270-3342

     with a copy to:             The Chase Manhattan Bank
                                 One Chase Manhattan Plaza
                                 New York, New York 10081
                                 Attention:  Joselin Fernandes
                                 Telecopy:   212-552-7414
                                 Telephone:  212-552-5777

     The Issuing Lender:         Chase Manhattan Bank Delaware
                                 Letter of Credit Department C 8th Floor
                                 1201 Market Street
                                 Wilmington, Delaware  19801
                                 Attention:  Michael Handago
                                 Telecopy:   302-428-3390
                                             302-984-4904
                                 Telephone:  302-428-3311

          10.3  No Waiver; Cumulative Remedies.  No failure to exercise and no
                ------------------------------
delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          10.4  Survival of Representations and Warranties.  All representations
                ------------------------------------------
and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

                                                                              63
     10.5  Payment of Expenses and Taxes.  The Borrower agrees (a) to pay
           -----------------------------
or reimburse the Administrative Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "Indemnitee") harmless from and against any and all other
                   ----------
liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of Holdings, the Borrower any of its Subsidiaries or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the "Indemnified" Liabilities"), provided, that the Borrower shall have no
 ------------------------    --------
obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to so waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section
10.5 shall be payable promptly after written demand therefor. Statements payable by the Borrower pursuant to this Section 10.5 shall be submitted to John P. Miller (Telephone No. 847-444-1095) (Telecopy No. 847-444-1096), at the address of the Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

     10.6  Successors and Assigns; Participations and Assignments. (a) This
           ------------------------------------------------------
Agreement shall be binding upon and inure to the benefit of Holdings, the Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

     (b) Any Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a

                                                                              64
"Participant") participating interests in any Loan owing to such Lender, any
 -----------
Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such
           --------
Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.16, 2.17 and 2.18 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.17, such Participant shall have
        --------
complied with the requirements of said Section and provided, further, that no
                                                   --------  -------

Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c)  Any Lender (an "Assignor") may, in accordance with applicable
                               --------
law, at any time and from time to time assign to any Lender, any affiliate of any Lender or any Approved Fund or, with the consent of the Borrower and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity (an

"Assignee") all or any part of its rights and obligations under this Agreement
 --------
pursuant to an Assignment and Acceptance, executed by such Assignee, such Assignor and any other Person whose consent is required pursuant to this paragraph, and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee
                           --------
(other than any Lender, any affiliate of any Lender or any Approved Fund) shall be in an aggregate principal amount of less than $500,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by the Borrower and the Administrative Agent; provided,
                                                                      --------
further, that in the case of partial assignments (other than to any Lender, any
-------
affiliate of any Lender), after giving effect to such assignment, the Assignor's Commitment shall be at least $1,000,000, unless otherwise agreed by the Borrower and the Administrative Agent. For purposes of the proviso contained in the preceding sentence, the amount described therein shall be aggregated in respect of each Lender and its related Approved Funds, if any. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto). Notwithstanding any provision of

                                                                              65
this Section 10.6, the consent of the Borrower shall not be required for any assignment that occurs when an Event of Default shall have occurred and be continuing with respect to the Borrower.

          (d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the
                                                    --------
recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each other Loan Party, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing the Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes shall be issued to the designated Assignee.

          (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by Section 10.6(c), together with payment to the Administrative Agent of a registration and processing fee of $4,000 (except in the case where the Assignee is an Affiliate of the Assignor), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

          (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 10.6 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

          (g) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (f) above.

          (h) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle that
           ---------------
is an Affiliate of such Lender (an "SPC"), identified as such in writing from
                                    ---
time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Bank would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a
                   --------
commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms of this Agreement. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent and as if, such Loan were made by such Granting Lender. The liability for any indemnity of similar payment obligations under this Agreement shall at all times remain with the Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 10.6, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying

                                                                              66
any processing fee thereof, assign all or a portion of its interests in any Loans to its Granting Lender or to any other financial institutions (consented to by the Borrower and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer of provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

          10.7  Adjustments; Set-off.  (a)  Except to the extent that this
                ---------------------
Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "Benefitted
                                                                 ----------
Lender) shall receive any payment of all or part of the Obligations owing to
------
it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however,
                                                              --------  -------
that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to Holdings or the Borrower, any such notice being expressly waived by Holdings and the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Holdings or the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of Holdings or the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of
--------
such setoff and application.

          10.8  Counterparts.  This Agreement may be executed by one or more of
                ------------
the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

          10.9  Severability.  Any provision of this Agreement that is
                ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          10.10  Integration.  This Agreement and the other Loan Documents
                 -----------
represent the agreement of Holdings, the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          10.11  GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS
                 -------------
OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          10.12  Submission To Jurisdiction; Waivers.  Each of Holdings and the
                 -----------------------------------
Borrower hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Holdings or the Borrower, as the case may be at its address set forth in Section
     10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          10.13  Acknowledgements.   Each of Holdings and the Borrower hereby
                 ----------------
acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to Holdings or the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and Holdings and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

          10.14  Releases of Guarantees and Liens.  (a)  Notwithstanding
                 --------------------------------
anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1 or (ii) under the circumstances described in paragraph (b) below.

          (b) At such time as the Loans, the Reimbursement Obligations and the other obligations under the Loan Documents (other than obligations under or in respect of Hedge Agreements) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

          10.15  Confidentiality.  Each of the Administrative Agent and each
                 ---------------
Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement; provided that nothing herein shall
                                           --------
prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender, any affiliate of any Lender or any Approved Fund, (b) to any Transferee or prospective Transferee that agrees to comply with the provisions of this Section, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed through no violation of this Agreement, or to the knowledge of the Administrative Agent or such Lender, as the case may be, in violation of any other agreement , (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

          10.16  WAIVERS OF JURY TRIAL. HOLDINGS, THE BORROWER, THE
                 ---------------------
ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                              HDA PARTS SYSTEM, INC.


                              By:_____________________________
                                 Name:
                                 Title:


                              CITY TRUCK HOLDINGS, INC.


                              By:______________________________
                                 Name:
                                 Title:

                              THE CHASE MANHATTAN BANK, as Administrative Agent and as a Lender


                              By:_________________________
                                 Name:
                                 Title:

                              FIRST UNION NATIONAL BANK, as Documentation Agent and as a Lender


                              By:___________________________
                                 Name:
                                 Title:

                              CREDIT SUISSE FIRST BOSTON, as Syndication Agent and as a Lender


                              By:______________________________________________
                                 Name:
                                 Title:

                              HELLER FINANCIAL, INC.


                              By:______________________________________________
                                 Name:
                                 Title:

                              BANK AUSTRIA CREDITANSTALT CORPORATE FINANCE, INC.


                              By:______________________________________________
                                 Name:
                                 Title:


                              By:______________________________________________
                                 Name:
                                 Title:

                              WELLS FARGO BANK, NATIONAL ASSOCIATION

                              By:_____________________________________________
                                 Name:
                                 Title:

                              DEBIS FINANCIAL SERVICES, INC.


                              By:_____________________________________________
                                 Name:
                                 Title:

                              DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN
                              BRANCHES


                              By:_____________________________________________
                                 Name:
                                 Title:


                              By:_____________________________________________
                                 Name:
                                 Title:

                              BANKBOSTON, N.A.


                              By:_____________________________________________
                                 Name:
                                 Title:

                              KEY CORPORATE CAPITAL, INC.


                              By:_____________________________________________
                                 Name:
                                 Title:

                              BHF [USA] CAPITAL CORPORATION


                              By:_____________________________________________
                                 Name:
                                 Title:


                              By:_____________________________________________
                                 Name:
                                 Title:

                              FLEET NATIONAL BANK


                              By:_____________________________________________
                                 Name:
                                 Title:

                              THE BANK OF NOVA SCOTIA


                              By:_____________________________________________
                                 Name:
                                 Title:

                              BANK UNITED


                              By:_____________________________________________
                                 Name:
                                 Title:

                              NATIONAL CITY BANK


                              By:_____________________________________________
                                 Name:
                                 Title:

                              COMERICA BANK


                              By:_____________________________________________
                                 Name:
                                 Title:

                              ALLFIRST BANK


                              By:_____________________________________________
                                 Name:
                                 Title:

                              THE PROVIDENT BANK


                              By:_____________________________________________
                                 Name:
                                 Title:

                              BANK LEUMI USA CHICAGO BRANCH


                              By:_____________________________________________
                                 Name:
                                 Title:

                                                                         Annex A
                                                                         -------

              PRICING GRID FOR REVOLVING LOANS AND COMMITMENT FEES

   =========================================================================================================
         Consolidated     Applicable        Applicable       Applicable        Applicable       Commitment
        Leverage Ratio    Margin for      Margin for ABR     Margin for        Margin for        Fee Rate
                          Eurodollar     Revolving Loans     Eurodollar         ABR Term
                           Revolving                           Term               Loans
                             Loans                             Loans
   ---------------------------------------------------------------------------------------------------------
      **5.00x               3.25%               2.25%          3.75%               2.75%            0.500%

   ---------------------------------------------------------------------------------------------------------------

      **4.50x               3.00%               2.00%          3.50%               2.50%            0.500%

    --------------------------------------------------------------------------------------------------------------

      **4.00x               2.75%               1.75%          3.25%               2.25%            0.500%

    --------------------------------------------------------------------------------------------------------------

      **3.50x               2.50%               1.50%          3.25%               2.25%            0.500%

    --------------------------------------------------------------------------------------------------------------

      **3.00x               2.25%               1.25%          3.25%               2.25%            0.500%

    --------------------------------------------------------------------------------------------------------------

       *3.00x               2.00%               1.00%          3.25%               2.25%            0.375%
    ==============================================================================================================

* less than.
** Greater than or equal to.

Notwithstanding the foregoing, prior to delivery of the financial statements in accordance with Section 6.1(c) for the fiscal period ending December 31, 1999, the Consolidated Leverage Ratio in effect shall be deemed for the purposes of this definition to be greater than or equal to 4.00 to 1.0 and less than 4.50 to
1.0. Changes in the Applicable Margin with respect to or in the Commitment Fee Rate resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the "Adjustment Date") on which financial statements are
                            ---------------
delivered to the Lenders pursuant to Section 6.1 (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 90th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 5.00 to 1.0. In addition, at all times while an Event of Default shall have occurred and be continuing, the Consolidated Leverage Ratio shall for the purposes of this definition be deemed to be greater than 5.00 to 1.0. Except as expressly provided in the definition of Consolidated EBITDA, each determination of the Consolidated Leverage Ratio pursuant to this pricing grid shall be made with respect to (or, in the case of Consolidated Total Debt, as at the end of) the period of four consecutive fiscal quarters of the Borrower ending at the end of the period covered by the relevant financial statements.

                                                                         Annex B
                                                                         -------

                                 SOURCES AND USES
                                 ----------------

Sources                                      Uses
---------                                    ----
  Cash on balance sheet    $    900,000      Cash                        $ 20,000,000

                                             Refinance Borrower's
  Revolving Facility       $ 52,100,000      Indebtedness                $ 78,200,000

                                             Refinance QDSP's
  Term Facility            $ 75,000,000      Indebtedness                $ 59,300,000

  Equity Investment        $ 40,000,000      Fees and expenses           $ 10,500,000
                           ------------                                  ------------

                           $168,000,000                                  $168,000,000
                           ============                                  ============

                                                                  Schedule 1.1 A
                                                                  --------------


                              COMMITMENT SCHEDULE

                                                                   Schedule 1.1B
                                                                   -------------

                              MORTGAGED PROPERTY

                                                                    Schedule 4.4
                                                                    ------------


                 CONSENTS, AUTHORIZATIONS, FILINGS AND NOTICES

                                                                   Schedule 4.15
                                                                   -------------

                                 SUBSIDIARIES


          Grantor                                 Location
          -------                                 --------

                                                                   Schedule 4.17
                                                                   -------------


                             ENVIRONMENTAL MATTERS

                                                                Schedule 4.19(a)
                                                                ----------------


                           UCC FILING JURISDICTIONS


                    Central Filings:
                    ---------------


                    County Filings:
                    --------------

                                                                Schedule 4.19(b)
                                                                ----------------


                         MORTGAGE FILING JURISDICTIONS

                                                                 Schedule 7.2(d)
                                                                 ---------------


                             EXISTING INDEBTEDNESS

                                                                 Schedule 7.2(f)
                                                                 ---------------


                                EXISTING LIENS